                                                                    Exhibit 10.2


                              BALLSTON COMMON MALL



                               Arlington, Virginia






                                    LANDLORD

        =================================================================

                        BALLSTON COMMON ASSOCIATES, L.P.
                         a Delaware limited partnership







                                     TENANT

        =================================================================

                             CIAO CUCINA CORPORATION
                             d.b.a. CIAO BABY CUCINA










                                  Unit No. 1258

                              BALLSTON COMMON MALL
                              --------------------

                                  DEED OF LEASE
                                  -------------

                                TABLE OF CONTENTS
                                -----------------


         Section 1.0 - Basic Lease Provisions................................  1
         Section 1.1 - Defined Terms.........................................  5
         Section 2.1 - Exhibits..............................................  6
         Section 3.1 - Premises..............................................  7
         Section 3.2 - Gross Leasable Area of the Premises...................  7
         Section 3.3 - Revisions to Premises GLA.............................  7
         Section 3.4 - Landlord's Reservation................................  8
         Section 4.1 - Use...................................................  8
         Section 4.2 - Management and Operation of Common Areas..............  9
         Section 5.1 - Site Plan and Leasing Plan............................ 10
         Section 5.2 - Changes to Shopping Center Site Plan and
                           Leasing Plan...................................... 10
         Section 6.0 - Landlord's Contribution to Tenant's Work.............. 10
         Section 6.1 - Landlord's Responsibilities........................... 11
         Section 6.2 - Tenant's Responsibilities............................. 12
         Section 6.3 - Tenant's Trade Fixtures............................... 13
         Section 6.4 - Construction Lien..................................... 13
         Section 6.5 - Labor Cooperation..................................... 13
         Section 7.1 - Submission of Plans................................... 14
         Section 8.1 - Use................................................... 15
         Section 8.2 - Tenant's Covenant to Operate.......................... 15
         Section 8.3 - Prohibitions on Use................................... 16
         Section 8.4 - Manner of Operation of Business....................... 17
         Section 9.1 - Term.................................................. 17
         Section 9.2 - Commencement Date Agreement........................... 17
         Section 9.3 - Holding Over.......................................... 18
         Section 9.4 - Expiration of the Term................................ 18
         Section 10.1 - Rent Commencement Date............................... 19
         Section 10.2 - Failure of Delivery of Premises to Tenant............ 19
         Section 10.3 - Tenant's Failure to be Open by the Scheduled
                           Opening Date...................................... 20
         Section 11.1 - Fixed Minimum Rent................................... 20
         Section 11.2 - Percentage Rent...................................... 21
         Section 11.3 - Gross Revenue........................................ 21
         Section 11.4 - Exclusion from Gross Revenue......................... 22
         Section 11.5 - Reporting............................................ 23
         Section 11.6 - Books and Records.................................... 24
         Section 12.1 - Status of Charges.................................... 25
         Section 12.2 - Common Area Maintenance Costs........................ 26
         Section 12.3 - Real Estate Taxes.................................... 28
         Section 12.4 - Renovation/Expansion Assessment...................... 30
         Section 12.5 - Marketing Fund....................................... 30
         Section 12.6 - Parking.............................................. 31
         Section 13.0 - Status of Charges.................................... 32
         Section 13.1 - Water, Electricity, Telephone and Sanitary
                           Sewer............................................. 32

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         Section 13.2 - Central and Premises Ventilating and Air-
                           Conditioning Systems.............................. 34
         Section 13.3 - Discontinuance of Service......................... 35
         Section 13.4 - Interruption of Service.............................. 35
         Section 13.5 - Premises Sprinkler System............................ 35
         Section 13.6 - Alternate Service.................................... 35
         Section 14.1 - Tenant's Obligation.................................. 36
         Section 14.2 - Interior Signs and Advertising....................... 36
         Section 15.1 - Repairs by Landlord.................................. 36
         Section 15.2 - Repairs by Tenant.................................... 37
         Section 15.3 - Alterations and Remodeling........................... 37
         Section 15.4 - Renovation........................................... 38
         Section 16.1 - Indemnification by Tenant............................ 39
         Section 16.2 - Tenant's Right of Contest............................ 39
         Section 17.1 - Mutual Indemnification............................... 39
         Section 17.2 - Tenant's Insurance................................... 40
         Section 17.3 - Landlord's Insurance................................. 42
         Section 17.4 - Waiver of Subrogation................................ 43
         Section 17.5 - Landlord Not Responsible for Acts of Others.......... 43
         Section 18.1 - Uniformity........................................... 43
         Section 18.2 - Rubbish.............................................. 44
         Section 18.3 - Lighting............................................. 44
         Section 18.4 - Merchandise Display, Loading and Unloading........... 44
         Section 18.5 - Obstruction of Passageways........................... 44
         Section 19.1 - Subordination of Lease............................... 44
         Section 19.2 - Attornment by Tenant................................. 45
         Section 19.3 - Landlord as Attorney-in-Fact for Tenant.............. 45
         Section 20.1 - Landlord's Right to Repair........................... 46
         Section 20.2 - Landlord's Right to Affix Sign....................... 46
         Section 20.3 - Landlord's Right to Make Payments on Behalf
                           of Tenant......................................... 46
         Section 21.1 - Landlord's Consent Required.......................... 46
         Section 21.2 - Insolvency Proceedings............................... 47
         Section 21.3 - Return of Premises by Tenant......................... 47
         Section 21.4 - Transfer of Corporate Shares......................... 47
         Section 21.5 - Transfer of Other Business Interests................. 48
         Section 21.6 - Acceptance of Rent by Landlord....................... 48
         Section 21.7 - No Release of Tenant's Liability..................... 48
         Section 21.8 - Fees................................................. 48
         Section 22.1 - Landlord's Obligation to Repair and
                           Reconstruct....................................... 49
         Section 22.2 - Option to Terminate.................................. 49
         Section 23.1 - Effect of Taking..................................... 50
         Section 23.2 - Compensation and Awards.............................. 51
         Section 23.3 - Condemnation or Breach of Lease...................... 51
         Section 24.1 - Events of Default.................................... 51
         Section 24.2 - Remedies and Damages................................. 52
         Section 24.3 - Repeated Default..................................... 55
         Section 24.4 - Waiver of Rights of Redemption....................... 55
         Section 24.5 - Limitation On Counterclaims.......................... 55
         Section 25.1 - Restriction on Tenant................................ 56
         Section 25.2 - Imposition of Damages................................ 56
         Section 25.3 - Tenant's Exclusive................................... 56

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         Section 26.1 - Notices to Tenant and Landlord....................... 57
         Section 26.2 - Notices to Mortgagee................................. 57
         Section 27.1 - Accord and Satisfaction.............................. 57
         Section 27.2 - Complete Agreement................................... 58
         Section 27.3 - Consents............................................. 58
         Section 27.4 - Compliance with Governmental Authorities............. 59
         Section 27.5 - Brokerage............................................ 59
         Section 27.6 - Effective Date of Lease.............................. 60
         Section 27.7 - Estoppel Certificates................................ 60
         Section 27.8 - Force Majeure........................................ 60
         Section 27.9 - Interpretation....................................... 60
         Section 27.10 - Memorandum of Lease................................. 60
         Section 27.11 - Quiet Enjoyment..................................... 61
         Section 27.12 - Rent Demand......................................... 61
         Section 27.13 - Section Headings.................................... 61
         Section 27.14 - Successors and Assigns.............................. 61
         Section 27.15 - Waiver by Landlord.................................. 61
         Section 27.16 - Exculpation......................................... 62
         Section 27.17 - Transfer of Landlord's Interest..................... 62
         Section 27.18 - Litigation.......................................... 63
         Section 27.19 - Partial Invalidity.................................. 63
         Section 27.20 - Financing Contingency............................... 63

                                                                    Exhibit 10.2


                              D E E D  O F  L E A S E
                              -----------------------



                  THIS DEED OF LEASE ("LEASE") MADE AND ENTERED INTO AT Cleveland, Ohio, this ______ day of _________________, 1997, by and between BALLSTON COMMON ASSOCIATES, L.P., a Delaware limited partnership, having an address for purposes hereof at 1160 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203, hereinafter called "LANDLORD," and CIAO CUCINA CORPORATION, an Ohio corporation having an address for purposes hereof at 700 Walnut Street, Suite 300, Cincinnati, Ohio 45202, hereinafter called "TENANT."

                                   WITNESSETH:
                                   -----------
                                    ARTICLE I
                                    ---------
                             INTRODUCTORY PROVISIONS
                             -----------------------

Section 1.0 - Basic Lease Provisions.
              -----------------------

         The following Basic Lease Provisions are an integral part of this Lease, are referred to in other Sections hereof, including, but without limitation, the Sections identified below and are presented in this Section for the convenience of the parties. The charges described below are not intended to constitute an exhaustive list of all charges which may become due and payable under this Lease.

(a)      Shopping Center:                            (Article I, Section 1.1[a])

                                    Ballston Common Mall
                                    --------------------

(b)      Unit Number:                                 (Article III, Section 3.1)
                                    1258

(c)      Approximate                                  (Article III, Section 3.1)
         Premises GLA:              6,622 square feet

(d)      Term of Lease                                 (Article IX, Section 9.1)
         ("Term")                   Fifteen (15) Lease Years commencing on the
                   "RCD" (as hereinafter defined) and expiring on the "Term Expiration Date" or "TED" (as hereinafter defined).

(e)      Scheduled Opening                             (Article X, Section 10.1)
         Date:             INTENTIONALLY OMITTED.

(f)      Rent Commencement                             (Article X, Section 10.1)
         Date ("RCD"):              The earlier of 150 days after Landlord
                  delivers possession of the Premises to Tenant
                  (the "Outside Date") or the date Tenant opens
                                  for business.

(g)      Fixed Minimum                                (Article XI, Section 11.1)
         Rent:                (i)   $25.00 per square foot of Premises GLA,
                                    $165,550.08 per Lease Year,
                                    $13,795.84 per month, for Lease Years 1
                                    through 5;

                             (ii) $30.00 per square foot of Premises GLA, $198,660.00 per Lease Year, $16,555.00 per
                                    month, for Lease Years 6 through 10;

                            (iii)   $35 per square foot of Premises GLA,
                                    $231,770.04 per Lease Year, $19,314.17 per
                                    month, for Lease Years 11 through 15;

                             (iv) Fixed Minimum Rent (Article III, Section 3.3) Subject to Adjustment if Premises GLA adjusted
                                      X    yes         no
                                    -----        -----

(h)      Percentage                                   (Article XI, Section 11.2)
         Rent:             (i)60% of Gross Revenue in excess of
                           $2,200,000.00 ("Annual Breakpoint") for Lease
                           Years 1 through 15;

(i)      Payment of                                   (Article XI, Section 11.2)
         Percentage
         Rent: By the fifteenth (15th) day of the month immediately following the four-week period in which Gross Revenue for the Lease Year exceeds the then applicable Annual
                           Breakpoint.

(j)      Sales Reports:                              (Article XI, Section 11.5)
                           Thirteen (13) times per calendar year, within fifteen (15) days after the end of each of Tenant's four (4) week reporting cycles. Annually on or before forty-five (45) days following the close of each Lease Year.

(k)      One Time                                   (Article XII, Section 12.4)
         Renovation/Expansion
         Assessment:       INTENTIONALLY OMITTED

(l)      Annual Marketing                           (Article XII, Section 12.5)
         Fund
         Contributions:    $3.00 per square foot of Premises GLA,
                           subject to being waived as provided in
                           Section 12.5(f)

(m)      Tenant Insurance:                          (Article XVII, Section 17.2)

                                       (i)  Liability: $1,000,000 combined
                                            single limit per occurrence basis
                                            for property damage and personal and
                                            bodily injury or death.
                                      (ii)  Boiler: $1,000.00, if applicable.
                                     (iii)  Liquor Liability Insurance:
                                            $1,000,000 combined single limited
                                            per occurrence basis.
                                      (iv)  Environmental Impairment Liability:
                                            $1,000,000 for bodily injury or
                                            property damage.
                                       (v)  All-Risk Coverage: Full replacement
                                            cost
                                      (vi)  Self-Insurance    yes  X   no
                                                                  ---     ---

(n)      Common Area                                (Article XII, Section 12.2)
         Maintenance
         "CAM"): $5.00 per square foot per annum increasing by five percent (5%) every two Lease Years.

(o)      Taxes:                                     (Article XII, Section 12.3)
                                            Proportionate Share; payable monthly
                                            on estimated bill.

(p)      Food Court                                 (Article XII, Section 12.5)
         Obligations:               INTENTIONALLY OMITTED

(q)      Utility Services                           (Article XIII, Section 13.1)
         and Charges:               Payable by Tenant as billed per metered
                                    or estimated and adjusted billing.

(r)      Tenant's Trade                             (Article VIII, Section 8.1)
         Name:                      CIAO BABY CUCINA

(s)      Permitted Use:                             (Article VIII, Section 8.1)
                                            A sit down, full service, Italian-
                                            Mediterranean Trattoria with a full-
                                            service bar. The Trattoria shall be
                                            operated as a waiter/waitress
                                            upscale white tablecloth operation
                                            with a complete liquor license and
                                            bar. The restaurant shall provide
                                            full service, lunch and dinner. All
                                            food shall be in prepared form for
                                            immediate on-premises consumption.
                                            All food shall be in accordance with
                                            Exhibit "M" attached hereto and made
                                            a part hereof. It is understood that
                                            Tenant may make modifications to
                                            Exhibit "M" provided that all
                                            modifications are consistent with
                                            Exhibit "M" and are Italian upscale
                                            food. In addition to the foregoing
                                            and as incidental thereto, a portion
                                            of the Premises attached to the
                                            restaurant will be an
                                            "Italian-style" market for the
                                            retail sale of pastries, breads,
                                            coffee and Italian cuisine in
                                            prepared form for immediate on and
                                            off-Premises consumption. Such
                                            market shall sell food items only,
                                            provided, however, in the market
                                            portion of the Premises only, Tenant
                                            may engage in the retail sale of
                                            mugs and other gifts/retail items
                                            provided that all such mugs and
                                            other gifts/retail items are
                                            consistent with Tenant's high end
                                            Italian market/restaurant concept.

(t)      Tenant's Billing                                             (Preamble)
         Address:                           700 Walnut Street, Suite 300
                                            Cincinnati, Ohio 45202

(u)      Tenant's Legal                             (Article XXVI, Section 26.1)
         Notice Address:                    Same as (t) above.
         (if different
         from above)

(v)      Parking Charge:                            (Article XII, Section 12.6)
                                            $3.66 per square foot of Premises
                                            GLA.

                                            Increases: Yes, five percent (5%) of
                                            previous year's charge as of each
                                            October 1st.

(w)      Security Deposit:                          (Article XII, Section 12.8)
                                            None

(x)      Guarantor:                 None

(y)      Landlord's                                    (Article VI, Section 6.0)
         Contribution:              $585,000.00 to be paid as more
                                    particularly set forth in Section 6.0.
                                    In addition, a $165,500.00 Fixed Minimum
                                    Rent credit as more particularly set forth in Section 11.1(e).

Section 1.1 - Defined Terms.
              --------------

         Wherever used in this Lease, the following terms shall be construed to mean as follows:

         (a) "SHOPPING CENTER" shall mean those buildings, land and common areas comprising the regional shopping center development known as "Ballston Common," owned and/or ground leased by Landlord and/or the Major Tenants (as hereinafter defined) and located in Arlington County, Virginia, all as shown on Exhibit "A" attached hereto and made a part hereof. Notwithstanding the foregoing, Landlord expressly reserves the right, in the exercise of its sole discretion, to change the name of the Shopping Center at any time during the Term.

         (b) "PREMISES" shall mean the specific demised store space leased to Tenant by Landlord now existing or to be constructed in the Shopping Center. The Premises are cross-hatched on the Leasing Plan attached hereto as Exhibit "B" for the sole purpose of more specifically locating said area.

         (c) "COMMON AREAS" shall mean the Enclosed Mall and its amenities, plaza areas, surface parking areas, if any, parking decks, if any, structures or garages, if any, driveways, aisles, sidewalks, loading docks, passageways, landscaping, courts, stairs, ramps, elevators, escalators, meeting rooms, public restrooms and other common service areas, to the extent applicable, now or hereafter provided for by Landlord for the common or joint use and benefit of the tenants and occupants of the Shopping Center, their employees, agents, servants, customers and other invitees.

         (d) "ENCLOSED MALL" shall mean that portion or portions of the climate controlled enclosed mall sections of the Shopping Center which are used in common, among other things, for pedestrian traffic.

         (e) "LEASE YEAR" as used herein shall mean each consecutive twelve-month period beginning with the RCD provided it has occurred on the first day of a calendar month. In the event that the RCD should occur on a day other than the first day of a calendar month, a Lease Year shall be each consecutive twelve-month period commencing on the first day of the calendar month next following the RCD. For Percentage Rent purposes only, the

"Lease Year" shall end at the end of Tenant's four-week reporting cycle which ends closest to when the Lease Year in question would otherwise end.

         (f) "MAJOR TENANTS" shall mean those tenants whose floor area exceeds 30,000 square feet and which are known as department stores, large chain stores or other occupants who now or hereafter lease, own or occupy tracts or stores in the Shopping Center, including but not limited to, J.C. Penney Company and Hechts.

         (g) "TENANT'S PROPORTIONATE SHARE" shall mean a fraction the numerator of which is the Premises GLA (as hereinafter defined), and the denominator of which is: (i) with respect to CAM Costs, the total number of square feet of actually occupied gross leasable area in the Shopping Center ("Occupied Center GLA") (except that the Occupied Center GLA shall not be deemed to be less than eighty percent [80%] of aggregate Shopping Center GLA), excluding the number of square feet of floor area of the Major Tenant spaces; and (ii) with respect to real estate taxes (as hereinafter defined), the total number of square feet of occupied Center GLA in the Shopping Center (excluding Major Tenant parcels and "outparcels" along the perimeter of the Shopping Center which may be separately assessed for real estate tax purposes subject to the provisions of Section 12.3 herein).

         (h) "RENTS," unless otherwise specifically noted, shall mean Fixed Minimum Rent, Percentage Rent Additional Charges and any other sums of money required to be paid by Tenant to Landlord or others pursuant to this Lease, whether or not any of such sums are specifically described as Rents.


                                   ARTICLE II
                                   ----------

                                    EXHIBITS
                                    --------

Section 2.1 - Exhibits.
              ---------

         The following exhibits are attached hereto or otherwise incorporated herein by reference, and made a part of this Lease;

EXHIBIT "A"       -          Site Plan of the Shopping Center.
                             (Attached and incorporated herein.)

EXHIBIT "B"       -          Leasing Plan of the Shopping Center.
                             (Attached and incorporated herein.)

EXHIBIT "C"       -          Description of Landlord and Tenant Work.
                             (Attached and incorporated herein)

EXHIBIT "M"       -          Tenant's Menu (Attached and incorporated
                             herein)

EXHIBIT "BC1.0"   -          Tenant Handbook for non-Food Court Space, Sign and
                             Design Criteria - (not attached but incorporated herein by reference.)


                                   ARTICLE III
                                   -----------

                                    PREMISES
                                    --------

Section 3.1 - Premises.
              ---------

         In consideration of the payment of all Rents and the performance of the covenants as hereinafter set forth, Landlord demises unto Tenant, and Tenant leases from Landlord, subject to all conditions and easements of record, for the Term and upon the terms and conditions set forth in this Lease, the Premises which is situated in Arlington County, Virginia, and being Unit No. 1258 in the Shopping Center and further being a storeroom of irregular dimensions containing approximately 6,622 square feet of floor space.

Section 3.2 - Gross Leasable Area of the Premises.
              ------------------------------------

         The gross leasable area of the Premises (the "Premises GLA") shall be computed based on the "lease lines" for the Premises, defined as follows: The lease line for common demising walls between adjoining tenants shall be the center line of the common demising wall. Along the storefront the lease line shall be the "designated line" ("DL") separating the Premises from the Common Area, regardless of where Tenant's storefront is actually built unless Tenant's storefront extends or "pops out" past such DL in which event the storefront exterior, to the extent of such extension or pop out, shall be Tenant's lease line. On non- common demising walls such as between the Premises and service corridors, mechanical rooms, or the building exterior, the lease line shall be the outside face of the demising wall. Any recesses required to accommodate the door swing of the exit door for the Premises shall be considered part of the Premises. No deductions shall be made for existing columns or bracing within the Premises or along the demising walls but deductions shall be made for the areas occupied by major vertical duct shafts.

Section 3.3 - Revisions to Premises GLA
              -------------------------

         The square footage set forth in Section 3.1 has been determined pursuant to the provisions of Section 3.2 by reference to either "CAD" or scaled architectural drawings of the Premises. Landlord and Tenant acknowledge that irrespective of whether or not the Premises shall have been constructed as of the date of this Lease, in the event that Landlord's final as-built field or CAD measurements of the Premises after Tenant's leasehold improvements have been constructed should disclose a different square footage than the Premises GLA set forth in Section 3.1 above ("Final Revised Premises GLA"), then Landlord agrees to notify Tenant in writing of the Final Revised Premise GLA. Tenant further acknowledges and agrees, that such notice by Landlord shall be deemed sufficient to amend the Premises GLA set forth in Section 3.1, such amendment being deemed self-operative without the necessity of further formal mutual acknowledgment or documentation between Landlord or Tenant. When so finally determined, the Final Revised Premises GLA shall be used as the numerator in computing Tenant's Proportionate Share and in all computations of Fixed Minimum Rent if such has been determined on a square foot (as opposed to a fixed rate) basis. If the Fixed Minimum Rent should be revised, Landlord's revised billing to Tenant shall be deemed sufficient notice of such rent revision, however, the Annual Breakpoint set forth in Section 1.0(h) herein shall not be correspondingly adjusted. Notwithstanding anything to the contrary contained in this Section 3.3, the Premises GLA shall not increase or decrease from the stated amount by more than five percent (5%). If Tenant advises Landlord that it disagrees with Landlord's determination of the Premises GLA, Landlord shall meet with Tenant in an attempt to amicably resolve their differences. If the parties cannot agree, then Tenant shall have the right to pursue its legal remedies to determine such amount.

Section 3.4 - Landlord's Reservation.
              -----------------------

         Landlord reserves to itself the roof and exterior walls of the building containing the Premises and all space above the ceiling within the Premises, to accommodate the Shopping Center's structural, mechanical and electrical conduit piping, ducting or venting requirements. Landlord and its agents further reserve the right on behalf of themselves or an authorized utility company to run utility lines, pipes, conduit or ductwork when necessary or desirable through the air space above Tenant's ceiling, columns or within walls of the Premises and to maintain, repair, alter, replace or remove the same in locations which will not materially interfere with Tenant's use of the Premises.


                                   ARTICLE IV
                                   ----------

                                  COMMON AREAS
                                  ------------

Section 4.1 - Use.
              ----

         (a) Landlord grants to Tenant and its agents, employees and customers, a non-exclusive license, subject to the reasonable uniform rules and regulations promulgated by Landlord, to use the Common Areas in common with other tenants and occupants of the Shopping Center, their agents, employees and customers during the term of this Lease and any renewal period thereof, subject to the exclusive control and management thereof at all times by Landlord and subject further to the rights of Landlord as set forth in Section 4.2 herein.

         (b) Landlord reserves to itself the right to construct, lease and/or license kiosks, carts, and sales areas on any portion of the Common Areas. Notwithstanding anything to the contrary contained in this Section 4.1(b), Landlord shall not place any of the foregoing items in such a manner so as to block access to the Premises or to materially adversely affect the visibility of the Premises.

         (c) Tenant shall not use the Common Areas for any other purpose than herein designated.

Section 4.2 - Management and Operation of Common Areas.
              -----------------------------------------

         Landlord will use commercially reasonable efforts to operate and maintain or cause to be operated and maintained, the Common Areas in a first-class manner and in the best interest of the Shopping Center. Landlord will have the right (1) to establish, modify and enforce reasonable and uniform rules and regulations with respect to the Common Areas for the general benefit of Landlord and all tenants of the Shopping Center; (2) to enter into, modify and terminate easements and other agreements pertaining to the use and/or maintenance of Common Areas and fees for the use of Common Areas; (3) to provide for employee parking and formulate reasonable and uniform rules and regulations for the same; (4) to close such portions of said parking areas or other common areas to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any right to any person or to the public therein or for any other reason in the best interest of Landlord and all tenants, provided, however, to the extent possible such closure shall take place during non-business hours and shall be accomplished in a manner so as not to materially adversely affect Tenant's operations; (5) to close temporarily any or all portions of the Common Areas for repairs or refurbishing, provided, however, to the extent possible such closure shall take place during non-business hours and Landlord shall exercise its rights in such manner so as not to materially adversely affect Tenant; (6) to move, remove, relocate and/or replace seats, trees, planters and other amenities commonly found in first-class regional shopping centers; and (7) to do such other acts in and to said areas and improvements as in the exercise of good business management, and the maintenance of a first-class regional shopping center, as Landlord, in the exercise of its reasonable business judgment, shall deem to be advisable.

                                    ARTICLE V
                                    ---------

                            CHANGES AND ADDITIONS TO
                            ------------------------
                   SHOPPING CENTER SITE PLAN AND LEASING PLAN
                   ------------------------------------------

Section 5.1 - Site Plan and Leasing Plan.
              ---------------------------

         The Site Plan and Leasing Plan attached hereto as Exhibits "A" and "B", respectively, are for the sole purpose of showing the approximate shape, design, proposed locations of buildings, tenant spaces and common areas located within the Shopping Center.

Section 5.2 -     Changes to Shopping Center Site Plan and Leasing
                  ------------------------------------------------
                  Plan.
                  ----

         Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in the Site Plan and Leasing Plan for the Shopping Center including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other Common Areas, (b) to construct other buildings or improvements in the Shopping Center and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same, and (c) to make or permit changes or revisions in the Shopping Center, including additions thereto, and to convey portions of the Shopping Center to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof.


                                   ARTICLE VI
                                   ----------

                                  IMPROVEMENTS
                                  ------------

Section 6.0 - Landlord's Contribution to Tenant's Work
              ----------------------------------------

         (a) Landlord shall pay to Tenant as its total obligation hereunder, the sum of Five Hundred Eighty-Five Thousand Dollars ($585,000.00) which sum represents Landlord's contribution to Tenant's Work. Ninety percent (90%) of the Landlord's contribution shall be forwarded to Tenant in monthly installments. By the twentieth (20th) day of each month, Tenant shall submit to Landlord its draw for that month. If the required paperwork and conditions are satisfied for a draw, Landlord shall make the draw payment on the first day of the following month. Draws shall be made based upon an agreed schedule of values. There shall always be sufficient sums not advanced to complete the work. Each draw shall be paid based upon ninety percent (90%) of the value of the work actually completed by the 20th of the month until ninety percent (90%) of the Landlord's contribution has been paid. Each draw shall be accompanied by an architect's certificate in a form and substance satisfactory to Landlord setting forth the amount of work completed and the value of that work based upon the agreed upon schedule of values. Each draw shall be accompanied by lien waivers in which all contractors and materialmen waive their right to file a lien to the extent of the previous payments made. No draw shall be made if there is an outstanding mechanic's lien which has not been discharged of record. No draw payment shall be made if Tenant is in default of any of its material obligations pursuant to the Terms of this Lease. The final ten percent (10%) of Landlord's contribution shall be due and payable to Tenant provided that the following conditions have been met:

                  (1) The Premises have been completed according to the Plans and Specifications previously approved in writing by Landlord, and

                  (2) Tenant has opened the Premises for business, and

                  (3) Tenant has furnished Landlord with affidavits that comply with the Mechanic's Lien laws of the Commonwealth of Virginia, showing that all contractors, subcontractors, materialmen and laborers have been paid for all work, material and labor furnished for said Premises.

         (b) In the event that there are claims unpaid, work unfinished, or liens filed for such work and labor that have not been bonded or otherwise secured, Landlord may retain from the amount due to Tenant for said contribution a sum sufficient to pay said claims, unfinished work or liens and all costs resulting therefrom and to pay said claims or liens, if necessary. If the amount owed to Tenant by Landlord shall not be sufficient to pay for said claims or liens and the costs resulting therefrom, Tenant shall forthwith pay said claims or liens or cause the same to be properly discharged.

         (c) Tenant shall have the right at all times and at its own expense to contest and defend on behalf of Tenant or Landlord any action involving the collection, validity or removal of such lien or liens, upon giving adequate security to Landlord for payment of said lien.

         (d) Notwithstanding anything contained herein, the amount of Landlord's contribution shall not exceed the documented costs of Tenant's construction work.

         (e) Tenant is not in default of any of its material obligations pursuant to the terms of this Lease.

Section 6.1 - Landlord's Responsibilities.
              ----------------------------

         (a) Landlord, at its sole cost and expense, shall perform or cause to be performed the work more specifically described in

Exhibit "C" ("Landlord's Work") Tenant acknowledges that it is otherwise accepting the Premises in its present "as-is" condition with no expectation that, except for Landlord's Work, Landlord will or should perform or (except for Landlord's Contribution), otherwise contribute toward the cost of any leasehold improvements required to prepare the Premises for Tenant's occupancy;

         (b) Landlord warrants that its work shall, be delivered free and clear of liens, encumbrance and violations, or conditions which may constitute violations of any laws, ordinances, or regulations relating to the use, occupancy and construction of the Premises and the building containing the same; and

         (c) Within thirty (30) days after Tenant takes possession of the Premises, Tenant shall inform Landlord in writing, of any items required to be formed by Landlord which are incomplete or inadequate; otherwise, Tenant shall be deemed to have acknowledged that all work required to be performed in connection with the Premises and any and all obligations to be performed by Landlord shall have been fully performed.

Section 6.2 - Tenant's Responsibilities.
              --------------------------

         On or before the RCD, Tenant shall at its own expense and in accordance with Exhibits ("C") and "BC1.0", or as may be otherwise required in or pursuant to this Lease:

         (a) Secure all permits and licenses necessary for the construction of any of its installations and the prosecution of its work, and Tenant shall comply with all laws and regulations relating to the conduct and design of said work.

         (b) Construct the remainder of the Premises and installations therein and/or construct the leasehold improvements necessary to enable Tenant to occupy the Premises as shown in Tenant's plans and/or specifications as approved by Landlord, or Landlord's architect. Any installation to be made or work to be performed by Tenant on or for the Premises shall be first approved in writing by Landlord prior to commencement of any work by Tenant. Landlord's approval of any plans for Tenant's work shall, however, create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with the Requirements of governmental agencies or authorities, as hereinafter described in Section 27.4.

         (c) Obtain on behalf of itself, its contractors and subcontractors, all insurance protection required by Landlord in Exhibit "BC1.0" and/or as may be otherwise reasonably required.

         (d) Install equipment and appliances in said construction and all trade fixtures installed shall be new and first quality items.

         (e) In the event Landlord performs any work at the request or on behalf of Tenant which is Tenant's responsibility hereunder, Landlord shall from time to time bill Tenant for the costs thereof and Tenant shall pay said costs to Landlord no later than twenty (20) days following receipt of Landlord's billing.

Section 6.3 - Tenant's Trade Fixtures.
              ------------------------

         All trade fixtures, signs and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable upon the expiration of the Term, provided (i) Tenant shall not at such time be in default of any terms or covenants of this Lease, and (ii) Tenant shall promptly repair any damage to the Premises caused by the removal of said fixtures. Landlord shall have the benefit of its landlord's lien and all other applicable liens on Tenant's property located in or on the Premises, including on Tenant's trade fixtures, signs and apparatus, as may be provided, or permitted under the laws of the Commonwealth of Virginia, and Tenant shall not remove or permit the removal of any of said property until the lien has been removed and all defaults have been cured, if any, and the Lease has expired. Any of Tenant's property not removed by Tenant may be construed by Landlord as abandoned by Tenant or Landlord may order Tenant to remove said items or have the same removed at Tenant's expense.

Section 6.4 - Construction Lien.
              ------------------

         Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, sub-contractor, laborer or materialman for the specific performance of any labor or the furnishing of any materials or equipment for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises or the Shopping Center.

Section 6.5 - Labor Cooperation.
              ------------------

         Tenant shall perform or cause Tenant's contractor to perform all work in the making and/or installation of any repairs, alterations or improvements in a manner so as to avoid any labor dispute which causes or is likely to cause stoppage or impairment of work or delivery services or any other services in the

Shopping Center. In the event there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, but not limited to (i) removing all disputants from the job site until such time as the labor dispute no longer exists, (ii) seeking an injunction in the event of a breach of contract between Tenant and Tenant's contractor, and (iii) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute. Nothing in this Section 6.5 requires Tenant to use union labor.


                                   ARTICLE VII
                                   -----------

                                      PLANS
                                      -----

Section 7.1 - Submission of Plans.
              --------------------

         Tenant shall prepare, at its sole cost and expense, and in full compliance with the provisions of Exhibit "BC1.0", complete plans and specifications for all of Tenant's work, including store front design, and shall submit such plans and specifications to Landlord or Landlord's designated representative for approval prior to commencement of any work. No further material changes to said plans shall be made after such approval by Landlord without Landlord's prior written consent. Landlord's approval of any plans for Tenant's work shall, however, create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency or compliance with the Requirements of governmental agencies or authorities, or otherwise, as hereinafter described in Section 27.4.

         Tenant shall be required to submit its plans and specifications to Landlord in a timely manner so that Tenant's construction in the Premises shall be completed on or before the RCD. In the event Tenant's plans are not submitted in a timely fashion as required above, due to reasons within Tenant's or its architect's control, Landlord reserves the right in addition to any other rights it may have hereunder, to require Tenant to commence the payment of Rents as of the Outside Date notwithstanding the fact that Tenant may not be open for business on such date.

                                  ARTICLE VIII
                                  ------------

                                       USE
                                       ---

Section 8.1 - Use.
              ----

         Tenant agrees to: (i) operate its business in the Premises under the trade name specified in Article I, Section 1.0(r), and (ii) use the Premises solely for the permitted use specified in Article I, Section 1.0(s) and for no other business or purpose. Tenant further agrees not to conduct catalog sales in or from, the Premises except of merchandise which Tenant is permitted to sell "over-the-counter" consistent with its permitted use. Tenant recognizes that the specific limited use prescribed herein is a material consideration to Landlord in order that the Shopping Center will maintain an appropriate tenant mix so as to produce the maximum Gross Revenue possible for all tenants and that the continued operation of a first-class regional enclosed mall shopping center development will be assured. Notwithstanding the foregoing, Tenant's specific limited use hereunder shall not be construed to imply that Tenant has an exclusive right to conduct the use permitted by Article I, Section 1.0(s). Landlord, in its sole discretion, may permit other tenants or occupants of the Shopping Center to operate the same or similar use unless expressly stated herein to the contrary. If Tenant's business in the Premises is to be conducted pursuant to a franchise agreement, the existence and continuation of such franchise agreement is a material consideration to Landlord in entering into this Lease and if such franchise agreement is terminated, Landlord shall be entitled to treat such event as an event of default and elect any of the remedies provided in Article XXIV. Notwithstanding anything to the contrary contained in this Section 8.1, Landlord shall not unreasonably withhold, delay or condition the giving of its consent to a change in the trade name of Tenant provided that there is no change in the manner of Tenant's operation of the Premises and provided that the change in name shall be utilized by all of Tenant's operations which are comparable to the Premises. Subject to Landlord's right to approve the plans and specifications therefor, Tenant's signage may be changed to reflect the change in trade name.

Section 8.2 - Tenant's Covenant to Operate.
              -----------------------------

         Tenant agrees to complete Tenant's work and open the Premises for business to the public fully fixtured, stocked and staffed on the RCD, and, thereafter throughout the Term, to continuously operate in one hundred percent (100%) of the space within the Premises the business prescribed in Article I,
Section 1.0(t), Mondays through Saturdays from 11:30 A.M. to 9:00 P.M. and on Sundays from 12:00 Noon until 6:00 P.M., or such other operating days and hours as may be reasonably determined by Landlord for the operation of the Shopping Center. Tenant agrees it will not open earlier or close later than such hours without Landlord's prior written consent. Tenant acknowledges and agrees that it is difficult to assess damages resulting from its failure to comply with the terms and conditions contained in this Section 8.2. Consequently, Tenant agrees to pay Landlord $100 on demand as and for liquidated damages and additional rent under this Lease for each such failure, and if there occurs three (3) such failures during any consecutive twelve (12) month period during the Term, an Event of Default shall then be deemed to have occurred hereunder. Notwithstanding anything to the contrary contained in this Section 8.2, Tenant may be open for additional hours in excess of those provided above provided that Tenant coordinates such requests for additional hours with Landlord's Mall Manager and receives the Mall Manager's written approval therefore, which approval shall not be unreasonably withheld, delayed or conditioned. In addition, Tenant may close for business on Christmas, Thanksgiving and Easter. Landlord shall not unreasonably withhold, delay or condition any reasonable requests by Tenant to be closed for business for the purpose of repairing and/or remodeling the Premises, provided, however, that Landlord must agree in writing to the exact number of days when Tenant may be closed for business.

Section 8.3 - Prohibitions on Use.
              --------------------

         (a) Tenant shall not use or permit or suffer the Premises, or any part thereof, to be used by anyone else or for any other business or purpose than that specifically defined and permitted by this Article and further provided that Tenant shall not divert any portion of the Premises GLA for any other use other than the use described above.

         (b) Tenant shall not permit the Premises to be used in violation of any laws or local ordinances or any way which in the sole judgment of Landlord will injure the reputation of, be a nuisance, annoyance, or do damage to the other tenants of the Shopping Center or Landlord, including without limitation, the sale of patently offensive material and merchandise and the use of audio devices, flashing lights, machinery and equipment creating noise or odors, or the committing of acts, which will disturb, impair or interfere with the use and enjoyment by the other tenants of their respective premises within the Shopping Center.

         (c) Tenant agrees not to use or allow the Premises to be used for any auction, fire, bankruptcy or "going out of business" sales therein unless ordered by a court of competent jurisdiction after reasonable notice to Landlord and an opportunity by Landlord to be heard.

Section 8.4 - Manner of Operation of Business.
              --------------------------------

         (a) Tenant agrees that the above business is to be conducted in a reputable manner, in keeping with good practices as established in the trade. Tenant shall keep upon the Premises an adequate staff of employees throughout the Term so as to insure a maximum volume of business in and from the Premises.

         (b) Subject to Section 15.1 of this Lease, Tenant agrees to assume full responsibility and at its own cost to keep and maintain the Premises neat, clean, in proper repair and decor, and free from waste and offensive odors, and in an orderly and sanitary condition, free of vermin, rodents, bugs and other pests.

         (c) Landlord and its agents shall have the right, but not the duty, upon reasonable advance telephonic notice to the Premises (except in an emergency when no notice shall be required) to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section. If Tenant is not in compliance with this Section, Landlord shall have the right upon reasonable advance telephonic notice to the Premises (except in an emergency when no notice shall be required) to enter upon the Premises to remedy said noncompliance at Tenant's expense. Landlord shall use its best efforts to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby. Notwithstanding anything to the contrary contained in this Section 8.4(c), Landlord shall endeavor not to enter the Premises or perform work during Tenant's rush hours.


                                   ARTICLE IX
                                   ----------

                                      TERM
                                      ----

Section 9.1 - Term.
              -----

         The Term shall commence on the RCD (see Sections 1.0[f] and 10.1) and the Term, unless the Lease should be terminated earlier, shall expire at midnight on the "Term Expiration Date" or "TED" which shall be the day prior to the fifteenth (15th) anniversary of the RCD (provided that the RCD has occurred on the first day of a calendar month). In the event that the RCD should occur on a day other than the first day of a calendar month, the TED shall be deemed to be midnight on the last day of the calendar month in which the fifteenth (15th) anniversary of the RCD occurs.

Section 9.2 - Commencement Date Agreement.
              ----------------------------

         At any time following full execution of this Lease, Landlord and Tenant may, upon the request of either party, execute a supplemental agreement in form for recording, setting forth the commencement and termination dates of the Term.

Section 9.3 - Holding Over.
              -------------

         If, at the expiration of the Term of this Lease, Tenant continues to occupy the Premises with or without Landlord's consent, its tenancy shall become month-to-month terminable by either party on thirty (30) days written notice given prior to the end of the month. Tenant shall be subject to all the conditions of this Lease excepting the Term thereof and Tenant's obligation to pay hold-over rent equal to one hundred fifty percent (150%) of the monthly Fixed Minimum Rent payable by Tenant immediately prior to expiration of the Term, and Tenant shall be further subject to any changes which Landlord has given Tenant, in writing, during any thirty (30) day period for the following thirty (30) day period. Notwithstanding anything contained herein to the contrary, nothing contained in this subparagraph shall be deemed or construed to give Tenant the right to hold over. Tenant shall not be permitted to hold over if Landlord gives Tenant notice before the expiration of the Term of this Lease that Tenant may not hold over.

Section 9.4 - Expiration of the Term.
              -----------------------

         (a) This Lease shall expire at the end of the Term thereof without the necessity of any notice from either Landlord or Tenant to terminate the same, and subject to Section 9.3 hereof, Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all provisions under this Lease respecting the summary recovery of possession of the Premises from Tenant holding over to the same extent as if statutory notice had been given. However, if Tenant should vacate prior to the expiration of the Term, without limiting any other remedies available to Landlord, Tenant will nevertheless be liable for all Rents due and owing up to the expiration of the Term.

         (b) For a period of three (3) months prior to the expiration of the Term, upon reasonable prior notice to Tenant, Landlord shall have the right and may show the Premises and all parts thereof to prospective tenants during normal business hours.

         (c) Tenant shall deliver and surrender to Landlord possession of the Premises upon the expiration or earlier termination of this Lease, in as good condition and repair as the same shall be at the commencement of said term except ordinary wear and tear and casualty loss.

         (d) Tenant shall have no right to quit the Premises, cease to operate its business, cancel or terminate this Lease except as said right is expressly granted to Tenant herein.

                                    ARTICLE X
                                    ---------

                             RENT COMMENCEMENT DATE
                             ----------------------

Section 10.1 - Rent Commencement Date.
               ----------------------
         (a) As used in this Lease, the term "Rent Commencement Date" shall mean the earlier of the dates specified in Section 1.0(f).

         (b) Should the RCD occur on a day other than the first day of a calendar month, Tenant shall be liable for Fixed Minimum Rent and Additional Charges due for said previous partial month on a prorated basis based upon a thirty (30) day month.

Section 10.2 - Failure of Delivery of Premises to Tenant.
               ------------------------------------------

         In the event Landlord shall be unable to deliver possession of the Premises to Tenant on any specified date or on the date of the commencement of the term for any cause within Landlord's or outside Tenant's control (except however, Tenant's failure to comply with the timely plan submission requirements of Section 7.1 or any other cause within the control of Tenant or its agents, employees, architects or contractors) including, but not limited to, delay in commencing or completing construction of Landlord's work, if any, or the holding over of any tenant or tenants, or the total failure to deliver the Premises, the Fixed Minimum Rent and Additional Charges shall not commence until the earlier to occur of the date Tenant opens for business or one hundred fifty (150) days following the date that possession of the Premises is available to Tenant for the commencement of its leasehold improvement work. Tenant agrees to accept such abatement of Fixed Minimum Rent and Additional Charges as liquidated damages in full satisfaction for the failure of Landlord to deliver possession on time or in the event of a complete failure of delivery of possession, to the exclusion of all right and claims for damage which Tenant otherwise may have suffered as a result of Landlord's delayed or complete failure of delivery of possession. Notwithstanding anything to the contrary contained in this Section 10.2, if Landlord has not delivered possession of the Premises to Tenant by January 1, 1999, Tenant may terminate this Lease upon thirty (30) days prior written notice to Landlord provided, however, Landlord may vitiate such termination by delivering possession of the Premises to Tenant within thirty (30) days after receipt of Tenant's notice of termination. In the event that Landlord does not proceed with the construction of the premises in which the Premises will be located, then Landlord shall reimburse Tenant for the actual costs incurred by Tenant not to exceed Ten Thousand Dollars ($10,000.00) for the production of Tenant's plans and specifications for the Premises provided that such plans and specifications have been approved by Landlord.

Section 10.3 -    Tenant's Failure to be Open by the Scheduled
                  --------------------------------------------
                  Opening Date.
                  ------------

         INTENTIONALLY OMITTED


                                   ARTICLE XI
                                   ----------

                                      RENT
                                      ----

Section 11.1 - Fixed Minimum Rent.
               -------------------

         (a) Tenant hereby covenants and agrees to pay to Landlord's authorized agent, without deduction or set-off and without demand, at Forest City Management, Inc., Commercial Division, Post Office Box 5237, Cleveland, Ohio 44101 or such other place as Landlord may, from time to time, designate in writing, as Fixed Minimum Rent for the Premises the amount(s) set forth in
Article I, Section 1.0(g), said amount(s) to be due and payable in monthly installments, in advance, on the first day of each and every calendar month. Tenant agrees at no time to pay the monthly Fixed Minimum Rent more than one (1) month in advance of its due date.

         (b) Notwithstanding anything in this Lease to the contrary, in the event Tenant fails to pay any Rents within five (5) days following the due date of such Rents, then Tenant shall pay a late charge in the amount of five percent (5%) of such Rents, plus interest at the rate of eighteen percent (18%) per annum on any such Rents from the due date(s) thereof to the date of payment of such Rents.

         (c) Should any governmental taxing authority acting under any present or future law, ordinance, or regulation, levy, assess, or impose tax, excise and/or assessment (other than an income or franchise tax upon Landlord's net income) upon Landlord with respect to Rents payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay such tax, excise and/or assessment, or shall reimburse Landlord for the amount thereof, as the case may be.

         (d) INTENTIONALLY OMITTED

         (e) Notwithstanding anything to the contrary contained in this Section 11.1, provided that Tenant is not in default hereunder, Tenant shall have the right to take a credit of One Hundred Sixty-Five Thousand, Five Hundred Dollars ($165,500.00) against the first (1st) One Hundred Sixty-Five Thousand, Five Hundred Dollars ($165,500.00) of Fixed Minimum Rent due and payable to Landlord hereunder. In no event shall the credit given Tenant pursuant to this Section 11.1(e) exceed One Hundred Sixty-Five Thousand, Five Hundred Dollars ($165,500.00).

Section 11.2 - Percentage Rent.
               ----------------

         (a) AMOUNT. In addition to Tenant's Fixed Minimum Rent, Tenant covenants and agrees to pay to Landlord, without deduction or set-off, during each Lease Year, as "Percentage Rent," the amount(s) equal to the percentage set forth in Article I, Section 1.0(h), of Gross Revenue (defined below) during such Lease Year in excess of the then applicable Annual Breakpoint set forth in
Article I, Section 1.0(h).

         (b) Payment.
             --------

                  (i) The Percentage Rent due for each Lease Year shall be payable by no later than the fifteenth (15th) day of the month immediately following the month in which Gross Revenue for such Lease Year exceeds the then applicable Annual Breakpoint, and thereafter the Percentage Rent due shall be paid monthly on all additional Gross Revenue made during the remainder of said Lease Year. Said payments of Percentage Rent shall be made concurrently with the submission of Tenant's written statement of monthly Cross Revenue to Landlord as hereinafter provided.

                  (ii) Upon submission of Tenant's certified statement of Gross Revenue at the close of each Lease Year, as provided in Section 11.5 herein, adjustments of amounts due for Percentage Rent shall be made to the respective parties.

                  (iii) Notwithstanding the provision for the payment of Percentage Rent, Landlord shall not, in any event, be deemed to be a partner or associate of Tenant in the conduct of its business. The relationship of the parties hereto shall, at all times, be solely that of Landlord and Tenant.

         (c) Notwithstanding anything to the contrary contained in this Section 11.2, Tenant shall have the right to a credit of Eighteen Thousand Dollars ($18,000.00) per Lease Year against the first (1st) Eighteen Thousand Dollars ($18,000.00) of Percentage Rent due Landlord each Lease Year. Such credit shall not be cumulative in any way. In the event that the full credit is not utilized for any Lease Year, the amount not used shall not be applied against any subsequent Lease Year. The credit for any Lease Year shall not in any way exceed Eighteen Thousand Dollars ($18,000.00).

Section 11.3 - Gross Revenue.
               --------------

         The term "Gross Revenue" wherever used herein shall be defined to mean the total amount of all sales of merchandise and/or services and all other receipts of all business conducted in, at, or from any part of the Premises, whether the same be for cash, barter, credit, check, charge account, gift, and merchandise certificates purchased, or other disposition of value regardless of collection, in the event of sale upon credit or charge account, and whether made by Tenant, sub-tenants, concessionaires, licensees, or assignees of Tenant. The value of each sale shall be the actual total sales price charged the customer, and shall be reported in full in the month that the transaction occurs irrespective of when, or if, payment is received. Cross Revenue includes orders or sales which originate in, at, or from the Premises, whether delivery or performance is made from the Premises or from another place, and orders and sales of goods and services delivered and performed from the Premises as a result of orders taken elsewhere; orders or sales mailed, telephoned, or telegraphed, which are received at or filled from the Premises; all sales and revenue accruing by means of mechanical, self-operated, or automatic vending devices on the Premises. There shall be no deduction or exclusion from Gross Revenue except as specifically permitted hereafter. Any deposit not refunded shall be included in Gross Revenue.

Section 11.4 - Exclusion from Gross Revenue.
               -----------------------------

         Notwithstanding the foregoing, Gross Revenue shall not include:

         (a) Merchandise returned in the amount of cash refunded, credit given, or discounts and allowance granted or exchanges made, provided that the sale price of said items was originally included in Gross Revenue.

         (b) The amount of any sales, use or gross receipts tax, or excise tax, imposed by any governmental authority directly on sales and collected from the customers, providing the amount of such tax is separately recorded.

         (c) The exchange of merchandise between stores of Tenant, when such exchanges are made solely for the operation of Tenant's business and not for the purpose of consummating a sale which has been made at, in or from the Premises.

         (d) Merchandise returned for credit to shippers, jobbers, wholesalers or manufacturers.

         (e) Revenue from sale of trade fixtures after use in the Premises and sums or credits received in settlement of claims for loss or damage to merchandise.

         (f) Revenue from vending machines for Tenant's employee use only.

         (g) Provided that the full amount represented thereby has previously been included in Gross Revenue, Tenant by a separately stated deduction on its statements of Gross Revenue may deduct therefrom the actual amount of bad debts and bad checks which Tenant reports to the Internal Revenue Service as bad debts provided, however, that the total amount of such deductions may not exceed the lesser of two percent (2%) of the Gross Revenue for any Lease Year and may not exceed the actual amount of such bad debts and bad checks actually incurred in such Lease Year.

Section 11.5 - Reporting.
               ----------

         (a) Tenant shall submit to Landlord, on or before the fifteenth (15th) day of each month of each Lease Year, commencing in the second month of the first Lease Year, a written statement signed by Tenant showing Tenant's Gross Revenue, for the preceding calendar month.

         (b) On or before forty-five (45) days following the close of each Lease Year, Tenant shall furnish to Landlord a statement certified by an officer of Tenant, or a certified public accountant employed by Tenant, if any, of the Gross Revenue made by Tenant from the Premises during the preceding Lease Year.

         (c) For the purpose of ascertaining the amount of reportable sales and revenue, Tenant agrees to record each and every sale at the time of the transaction on either a cash register having a sealed, continuous, cash register tape with cumulative totals, which numbers, records, and duplicates each transaction entered into the register, (in any event such cash register must have a non-resettable grand total) or on serially prenumbered sales slips. In the event Tenant chooses to record each sale by using a cash register, Tenant agrees that the continuous, cash register tape will be sealed or locked in such a manner that it is not accessible to the person operating the cash register. If Tenant chooses to record each sale on individual sales slips, Tenant agrees that said sales slips (including those canceled, voided, or not used) will be retained in numerical sequence for the period set forth in section 11.6 herein.

         (d) If Tenant shall fail to prepare and deliver any statement of Gross Revenue in a timely manner required herein, Landlord may do any or all of the following: (i) elect to treat Tenant's failure to report as a default of this Lease; (ii) elect to make an audit of all books and records of Tenant which in any way pertain to or show Gross Revenue and to prepare the statement or statements which Tenant has failed to prepare and deliver; or (iii) impose a late/non-reporting fee of One Hundred Dollars ($100.00) for each such failure by Tenant. The statement or statements so prepared shall be conclusive on Tenant, and Tenant shall pay on demand all expenses of such audit and of the preparation of any such statements and all sums as may be shown by such audit to be due as Percentage Rent.

         (e) All such statements and reports shall be kept in confidence by Landlord except in connection with the sale or financing of all or a portion of the Shopping Center, or administrative or judicial proceedings.

Section 11.6 - Books and Records.
               ------------------

         (a) Tenant agrees to keep on the Premises, or at its principal offices, accurate books and records (as more specifically identified below) of all business conducted at the Premises in accordance with generally accepted accounting practices consistently applied, and said records shall be open and available for examination at all reasonable times to Landlord, or Landlord's representatives, upon reasonable notice to Tenant, for the purpose of ascertaining or verifying the Gross Revenue. All records shall be retained by Tenant for examination by Landlord for a period of at least three (3) years following the end of the Lease Year for which said records apply.

         (b) Tenant further agrees that for the purposes hereinbefore recited, Tenant shall prepare, preserve and maintain for each Lease Year, the following documents, books, accounts and records:

                  (1) Daily cash register summary tapes (normally referred to as "Z Tapes") and sealed, continuous, cash register tapes or prenumbered sales slips, maintained as recited herein;

                  (2) A single, separate bank account into which all receipts of business and other revenue from operations on or from the Premises are deposited;

                  (3) All bank statements detailing transactions in or through any business bank account;

                  (4) Daily or weekly sales recapitulations;

                  (5) A sales journal;

                  (6) A general ledger or a summary record of all cash receipts and disbursements from operations on or from the Premises;

                  (7) Copies of all sales or use tax returns filed with any governmental authority which reflect in any manner sales, income or revenue generated in or from the Premises; and

                  (8) Such other records or accounts as Landlord may reasonably require in order to ascertain, document, or substantiate reportable Gross Revenue.

         (c) If upon inspection or examination of Tenant's available books and records of account, Landlord determines that Tenant has failed to maintain, preserve, or retain the above-recited documents, books, and records of account in the manner detailed herein, Landlord shall give Tenant notice of and sixty
(60) days to cure said deficiencies. Further, if Tenant is found to be deficient in maintaining any of the above-recited documents, books or records of account, Tenant shall reimburse Landlord for reasonable expenses incurred by Landlord in determining said deficiencies, including, but not limited to, any audit or examination fees incurred by Landlord.

                  If after receiving the aforesaid notice, and upon expiration of the sixty (60) day time period specified herein, Tenant fails to cure the noted deficiencies, Landlord may, at its option, either grant Tenant additional time to cure the deficiencies, hold Tenant in default of the Lease, or at Tenant's expense, and for its benefit, retain an independent accounting or bookkeeping firm to prepare and maintain the above-recited documents, books and records of accounts. If Landlord elects the latter option, Tenant agrees and covenants that the representative or representatives of said accounting or bookkeeping firm will have full right of entry and access to the Premises and existing financial records, and full cooperation by Tenant, for the purpose of establishing and maintaining the documents, records and books of account recited hereinabove. Any expenses incurred by Landlord in furtherance of its rights hereunder will be considered additional rent for the Premises, due and payable by Tenant with the next due installment of Rents.

         (d) In the event an examination of the records of Tenant to verify said Gross Revenue shall disclose a deficiency in excess of three percent (3%) of the Gross Revenue reported for any Lease Year where Percentage Rent is due Landlord,
(1) Tenant agrees to pay to Landlord on demand the reasonable costs and expenses of such audit, and (2) any additional Percentage Rent found due and owing as a result of said audit shall be immediately paid by Tenant to Landlord upon demand. If an examination by Landlord or its representative discloses that Tenant has overreported Gross Revenue and that, as a result of said overreporting, Tenant has overpaid Percentage Rent, Landlord shall give Tenant credit against the next due installment of Rents due and owing by Tenant for the overpaid Percentage Rent.


                                   ARTICLE XII
                                   -----------

                               ADDITIONAL CHARGES
                               ------------------

Section 12.1 - Status of Charges
               -----------------

         As part of the Rents provided for by this Lease, Tenant agrees to pay to Landlord, as hereinafter provided, the "Additional Charges" as described in this Article and Article XIII for the purposes as hereinafter set forth. Such Additional Charges shall be subject to all provisions of this Lease and shall be deemed included as part of Rents due and owing hereunder.

Section 12.2 - Common Area Maintenance Costs.
               ------------------------------

         (a) The term "Common Area Maintenance ('CAM') Cost" means the total of all items of cost related to maintaining, managing, operating policing, securing, repairing, replacing, enhancing and protecting the Common Areas, including but not limited to: all cost of maintaining, painting and upgrading facilities, fixtures and improvements, including but not limited to, parking decks or structures, if and/or when applicable, cleaning, removal of trash, dirt and debris, snow and ice removal, sweeping and janitorial services; all such maintenance and construction work as shall be required to preserve and maintain the utility and appearance of the Common Areas; lighting of outdoor areas, mall and service corridors; maintenance, repair and replacement of roof/roofs, and sprinkler systems; cost of plantings, landscaping and mall amenities, interior and exterior landscaping and supplies incidental thereto to include all seasonal and similar decorations plus the cost of all utilities utilized in connection therewith; costs of maintenance and repair of the system which heats, ventilates and air conditions the Enclosed Mall and Landlord's energy costs incurred in connection therewith; directional signs, shopping center signs, bumpers and other markers; installation, maintenance and repair of any security systems, fire protection systems, lighting and utility systems, and storm drainage systems; installation, maintenance, repair and replacement of disposal plants, lift stations, and retention ponds or basins; costs and expenses of payroll, payroll taxes and employee benefits of all management personnel, including without limitation managers, security and maintenance people, secretaries and bookkeepers; costs and expenses of operating, maintaining, repairing and replacing machinery and equipment used in the operation and maintenance of the Common Areas, and the personal property taxes and other charges incurred in connection with such machinery and equipment; management fees, costs and expenses of purchasing and maintaining in full force insurance (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, extended coverage, theft or other casualties, all risk, difference in conditions, sprinkler, malicious mischief, vandalism, earthquake, flood, worker's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Common Areas, and plate glass insurance), costs and expenses enforcing any operating agreements pertaining to the Common Areas or any portions thereof, and any easement agreement, or reservation or any arbitration or judicial actions undertaken with respect to the same; costs and expense of policing/security, including uniforms, equipment and all supplies; cost of installation of any cost saving devices or equipment; all costs relating to separate employee parking areas, including but not limited to the cost of any shuttle services Landlord may provide and the cost of transportation services, depreciation of equipment and buildings used in operating, maintaining and replacing the Common Areas and/or rent paid for the leasing of any such equipment or buildings; cost and expense for the rental of music program service and loudspeaker systems including furnishing electricity; services furnished by Landlord for nonexclusive use of all tenants on a non-profit basis including parcel pick up and delivery services and shuttle bus service; the cost of pest extermination; the cost of improvements not part of initial construction which are: (i) made to comply with laws, statutes or insurance requirements not in force at the time of such initial construction; or
(ii) undertaken for the protection of the health and safety of occupants and customers of the Shopping Center; or (iii) made for the purpose of reducing CAM Costs; and an administration cost in an amount not more than fifteen percent (15%) of the total cost and expense of all the foregoing. Contributions toward CAM Costs by Major Tenants shall be deducted from CAM Costs before Tenant's share is calculated; and, CAM Costs shall not include such or similar items of costs or portions thereof, which Landlord allocates and/or attributes to the costs and expenses of the Food Court (referenced below), including without limitation, the operation, upkeep and maintenance thereof. Notwithstanding anything to the contrary contained in this Lease, CAM Costs shall not include any costs or expenses incurred as follows:

         (a) Leasing commissions incurred in entering into any new lease or renewing any lease;

         (b) Legal fees incurred to evict any tenant or lease any space;

         (c) Any auditing fees incurred to verify percentage rent for any tenant; and

         (d) Any tenant improvement allowance or other similar payment to a tenant.

         (b) Tenant's responsibility for its share of the CAM Costs shall be determined by multiplying Tenant's Proportionate Share by the CAM Costs. Such share of the CAM Costs shall be paid by Tenant to Landlord in equal monthly installments, in advance, on the first day of each calendar month during the Term in an amount equal to one-twelfth (1/12) of Tenant's share of the CAM Costs as estimated by Landlord for the fiscal year. The amount due for any partial fiscal year shall be prorated accordingly.

         (c) Within ninety (90) days after the end of Landlord's fiscal year (February 1 - January 31), Landlord shall furnish Tenant with a written statement in reasonable detail of the actual CAM Costs and the amount of Tenant's share thereof for the preceding fiscal year. Landlord reserves the right, however, to change its fiscal year at any time during the Term upon reasonable prior notice to Tenant. If Tenant's share of the actual CAM Costs exceed the aggregate of Tenant's monthly payments, Tenant shall pay to Landlord any deficiency due within fifteen (15) days after receipt of said statement by Landlord. If Tenant's monthly payments have exceeded the Tenant's share of the actual CAM Costs, any surplus paid by Tenant shall be credited against the next ensuing installment of Rents until such surplus is exhausted, unless such surplus has occurred during Tenant's last year prior to expiration of the Lease, in which event Landlord shall refund such excess to Tenant within thirty (30) days after determination of such surplus has been made. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

                  The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

         (d) Notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant's share of the CAM Costs for the first Lease Year exceed Five Dollars ($5.00) per square foot of Premises GLA on a 365-day annualized basis (if such first Lease Year contains more or less than 365 days, then the foregoing amount of Five Dollars ($5.00) shall be equitably adjusted to equal the product obtained by multiplying Five Dollars ($5.00) by a fraction, the numerator of which is the number of days in such Lease Year and the denominator of which is 365.) Such Five Dollars ($5.00) per square foot cap shall increase by five percent (5%) on a compounded basis starting with the third Lease Year and thereafter at the beginning of each "odd" Lease Year. For example, such Five Dollar ($5.00) cap for the seventh Lease Year shall be Five and 788125/100 Dollars ($5.788125).

Section 12.3 - Real Estate Taxes.
               -----------------

         (a) (i) The term "real estate taxes" shall mean all taxes, assessments, charges, levies, fees and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, but not limited to, assessments for off-site public improvements for the benefit of the Shopping Center, which shall be laid, assessed, levied, or imposed upon the Shopping Center or any part thereof and which are payable at any time during the term hereof, and all gross receipts taxes, rent taxes, business taxes and occupancy taxes, and shall include all of Landlord's reasonable administrative costs and any and all costs, including reasonable attorney fees, incurred by Landlord in contesting or negotiating the taxes with any governmental authority, excepting only franchise, estate, inheritance, succession, capital levy, transfer, net income and excess profits taxes imposed upon Landlord.

                  (ii) The Rents to be paid under this Lease shall be paid to Landlord absolutely and without deduction for taxes of any nature whatsoever. Landlord and Tenant recognize and acknowledge that there may be changes in the current real property tax system and that there may be imposed new forms of taxes, assessments, charges, levies or fees, or there may be an increase in certain existing taxes, assessments, charges, levies or fees placed on, or levied in connection with the ownership, leasing, occupancy or operation of the Shopping Center or the Premises. All such new or increased taxes, assessments, charges levies or fees which are imposed or increased as a result of or arising out of any changes in the structure of the real property tax system or any limitations on the real property taxes which can be assessed on real property including, but not limited to, any and all taxes, assessments, charges, levies and fees assessed or imposed due to the existence of this Lease (including any surcharge on the income directly derived by Landlord therefrom) or for the purpose of funding special assessment districts of the type funded by real property taxes, shall also be included within the meaning of "real estate taxes". With respect to any general or special assessment which may be levied against or upon the Premises or the Shopping Center and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in periodic installments, there shall be included within the meaning of "real estate taxes" with respect to any tax fiscal year only the amount currently payable on such bond for such tax fiscal year, or the periodic installment for such tax fiscal year.

                  (iii) Tenant shall be responsible for payment of any type of tax, excise or assessment (regardless of label or whether in the form of a rental tax, gross receipts tax, sales tax, business or occupation tax, use assessments, privilege tax, franchise tax, or otherwise, except any tax, excise or assessment which in substance is a net income or franchise tax that is based solely on landlord's net income), which is levied, assessed or imposed at any time by any governmental authority upon or against the Premises, the use or occupancy of the Premises, the Rents payable by Tenant to Landlord, or otherwise with respect to the Landlord-Tenant relationship hereunder. Tenant shall pay the full amount of such tax, excise or assessment directly to the appropriate governmental authority, unless the applicable law expressly imposes solely on Landlord the duty to pay or collect such tax, excise or assessment, in which case Tenant shall pay the full amount of such tax, excise or assessment as part of the Rents due and payable under this Lease to Landlord within twenty (20) days following receipt of Landlord's billing therefor. Notwithstanding that the applicable law may impose on Landlord the duty to pay or collect such tax, excise or assessment, it is understood and agreed that Tenant shall nevertheless be obligated to pay such tax, excise or assessment and Landlord shall be indemnified against and saved harmless from the same by Tenant. In the event (i) Tenant fails to timely pay such tax, excise or assessment and Landlord pays the same, or (ii) Landlord elects in its sole discretion to pay the same in advance, Tenant shall reimburse Landlord on demand for the amount thereof as part of the Rents due and payable under this Lease. The provisions of this paragraph shall also apply to any such tax, excise or assessment which may at any time replace or supplement any tax, excise or assessment described herein.

         (b) The Premises, its leasehold improvements and the underlying realty will not be separately assessed for tax purposes but instead will be assessed as part of a larger parcel or parcels of land and improvements comprising the Shopping Center. Accordingly, Tenant agrees to pay its share of said real estate taxes based on the product of multiplying Tenant's Proportionate Share times the real estate taxes. Tenant's share of real estate taxes shall be paid by Tenant to Landlord in equal monthly installments on the first day of each calendar month during the Term, in an amount equal to one-twelfth (1/12) of such share of said real estate taxes as estimated by Landlord for the fiscal year. The amount due for any partial fiscal year shall be prorated accordingly.

         (c) Within ninety (90) days after Landlord's payment of real estate taxes, Landlord shall furnish Tenant with a written statement in reasonable detail showing the actual amount of said real estate taxes applicable to the Shopping Center and of Tenant's share thereof ("Actual Taxes"). If the Actual Taxes exceed the aggregate of Tenant's monthly payments, Tenant shall pay to Landlord any deficiency due Landlord within fifteen (15) days after receipt of said statement by Tenant. If Tenant's aggregate monthly payments exceed the Actual Taxes, any surplus paid by Tenant shall be credited against the next ensuing monthly installment of Rent until such surplus is exhausted, unless such surplus has occurred during Tenant's last year prior to expiration of the Lease in which event Landlord shall refund such excess to Tenant within thirty (30) days after determination of such surplus has been made. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

         The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

Section 12.4 - Renovation/Expansion Assessment.
               --------------------------------

         INTENTIONALLY OMITTED

Section 12.5 - Marketing Fund.
               ---------------

         (a) During the term hereof, Landlord shall maintain a marketing fund ("Marketing Fund") which shall be used by Landlord to pay all costs and expenses associated with the formulation and carrying out of an ongoing program for the promotion of the Shopping Center in such a manner as Landlord deems advisable.

Programs may include, without limitation, special events, shows, displays, signs, marquees, decor, seasonal events, advertising for the Shopping Center, promotional literature to be distributed within and outside the Shopping Center and other activities within the Shopping Center designed to attract customers and additional tenants.

         (b) In addition, Landlord may use the Marketing Fund to defray the costs of administration of the Marketing Fund, including, without limitation, the salary of a marketing director and related administrative personnel, rent and insurance.

         (c) Tenant shall make an annual contribution to the Marketing Fund in the amount set forth in Article I, Section 1.0(1), hereinafter referred to as "Tenant's Marketing Fund Contribution." Except as provided in Section 12.5(f), Tenant's Marketing Fund Contribution shall be paid by Tenant in equal monthly installments, in advance, without deduction or set-off, on the first day of each calendar month. The amount due for all partial calendar years shall be prorated accordingly.

         (d) INTENTIONALLY OMITTED

         (e) INTENTIONALLY OMITTED

         (f) Notwithstanding anything to the contrary contained in this Section 12.5, Tenant agrees to spend a minimum of Three Dollars ($3.00) per square foot of Premises GLA per Lease Year for the marketing of the Premises. Such sum shall not include any corporate advertising or any advertising which includes any location other than the Premises. Such Three Dollar ($3.00) per square foot amount shall be applicable only to marketing which is exclusively for the Premises. In connection with the marketing of the Premises on a monthly basis by the twentieth (20th) of each month, Tenant shall submit to Landlord samples of all marketing, including, without limitation, TV and radio copy utilized by Tenant for the Premises for the immediately preceding month together with such proof as Landlord shall reasonably require of the amount Tenant spent for such marketing for the immediately preceding calendar month. In the event for any Lease Year the amount spent by Tenant for such marketing is less than Three Dollars ($3.00) per square foot. Then, on or before the twentieth (20th) day after the end of the Lease Year in question, Tenant shall pay Landlord a contribution to the Marketing Fund equal to the difference between (a) the product obtained by multiplying Three Dollars ($3.00) by the Premises GLA; and the actual amount spent by Tenant for such marketing for the Lease Year in question.

Section 12.6 - Parking.
               --------

         Landlord agrees to cause the parking facilities adjacent to the Shopping Center to be made available to Tenant, its employees and customers, for parking motor vehicles. For the period from October 1 to September 30 of each calendar year, Tenant agrees to pay Landlord annually, in twelve (12) equal monthly installments, such payments to be made together with the payments of Fixed Minimum Rent, as additional rent and for providing such facilities, the amount set forth in Section 1.0(v), multiplied by the Premises GLA, subject to increase as provided herein. Tenant's obligations set forth in this Section 12.6 for any partial year shall be prorated accordingly. On October 1, of each calendar year hereafter, the parking charge set forth herein shall be increased by an amount equal to five percent (5%) of the previous year's parking charge for each year during the Term.

         The operator of such parking facilities shall be entitled to charge for the use of such facilities.


                                  ARTICLE XIII
                                  ------------

                            PREMISES UTILITY SERVICES
                            -------------------------

Section 13.0 - Status of Charges.
               ------------------

         As part of the Rents provided for by this Lease Tenant agrees to pay to Landlord, as hereinafter provided, the utility service charges which shall be deemed to be included as part of the Additional Charges described in Article XII.

Section 13.1 - Water, Electricity, Telephone and Sanitary Sewer.
               -------------------------------------------------

         Landlord will provide at points in or available to the Premises the facilities necessary to enable Tenant to obtain for the Premises water, electricity, telephone and sanitary sewer services, such facilities being more specifically described in Exhibit "BC1.0". Tenant shall arrange for telephone service for its Premises with the appropriate company supplying the same in the area in which the Shopping Center is located and shall pay all charges therefor. Landlord, in its sole discretion, may alter from time to time the method and source of supply of electricity to the Premises and Tenant shall execute and deliver such documents or instruments as Landlord shall deem to be necessary or desirable in order to effect such alteration.

         (a) Water. A meter has been installed for the Premises to determine Tenant's water and sewer charges, and Tenant shall pay to Landlord such charges upon receipt of a statement therefor from Landlord, such statements to be sent monthly, if Tenant is located in the Food Court, and bi-monthly if Tenant is not located in the Food Court.

         (b) Electricity. Landlord shall have the right, exercisable at its sole option to furnish and supply to Tenant electricity for Tenant's reasonable use for lighting, heating, air-conditioning and/or ventilating the Premises and operating therein such other electrical appliances and equipment as may be reasonably necessary for the operation of Tenant's business (hereinafter referred to as "Tenant's energy use"). The following terms and conditions shall govern the distribution of electricity by Landlord to Tenant for Tenant's energy use.

                  (i) Tenant shall pay Landlord an "annual energy charge" for such electrical service. The annual energy charge shall be determined and paid in the following manner:

                           (1) Landlord shall select from time to time a
consultant ("Consultant") to provide annual estimates of Tenant's energy use. Tenant shall make the Premises available to Consultant from time to time during normal business hours to permit Consultant to make an energy survey of the Premises. In addition, Tenant shall supply Landlord, within fifteen (15) days after receipt of written request therefor, with all information which may be reasonably necessary for Consultant to estimate Tenant's energy use, including without limitation: (a) plans and specifications for the electrical systems within the Premises (including "as built" drawings); (b) specifications for all electrical equipment and appliances to be operated within the demised premises; and (c) reasonable estimates of the hours such equipment shall be used. Consultant, in preparing the energy estimate, shall consider the information submitted by Tenant, the days and hours of operation of Tenant's business and any other factors which Consultant may deem relevant. Consultant shall provide copies of the energy estimate to both Landlord and Tenant. Consultant's energy estimate shall be binding upon both Landlord and Tenant.

                           (2) Based upon the energy estimate described in
subsection (b)(i) above, Consultant shall determine Tenant's "annual energy charge" for the electricity to be furnished by Landlord. It is the intent of the Landlord that the amount of the annual energy charge shall neither exceed nor be less than the total charges (including fuel adjustments and all applicable taxes) which Tenant would be obligated to pay the electrical utility company then providing service to the Business Center for such electrical service if the electrical service was provided by such utility company.

                           (3) Tenant shall pay the annual energy charge in
twelve (12) equal installments, each of which shall be paid in advance on or before the first (1st) day of each month.

                           (4) Not later than sixty (60) days after the end of
such calendar year, Landlord or Landlord's Consultant shall compute the adjustments if any, for Tenant's energy use during the preceding calendar year. Such adjustment shall be based upon factors which have caused Tenant's energy use or the costs therefor to vary from the energy estimates including without limitation: any revision of rates charged by the local utility company during such year; any revision due to a tax increase by state or local governments; any change in energy use by Tenant; any permitted change in the use of the Premises which affects Tenant's energy use; any adjustments required as a result of Tenant's actual operating experience or seasonal requirements. The amount of such adjustment shall be added to or subtracted from, as the case may be, Tenant's next succeeding monthly payment of Tenant's energy charge.

                  (b) Landlord's Consultant shall estimate Tenant's annual energy charge for each succeeding twelve (12) month period in the same manner described in subsection (b) (i) of this Section 13.1, and Tenant's payment of Tenant's annual energy charge shall be adjusted accordingly.

                  (c) In no event shall Tenant's obligation to pay Tenant's annual energy charge abate, nor shall Tenant have any right of offset or counterclaim against the payment of Tenant's annual energy charge except for those adjustments to which Tenant may be entitled under subsection (b) (i) (4) of this Section 13.1.

                  (d) Tenant covenants and agrees that at all times, its use of electric current shall not exceed the capacity of the feeder to the Premises and the wire installation therein. Tenant shall make no alterations or additions to the electrical installations within the Premises without the prior written consent of Landlord in each instance.

                  (e) If at any time the local utility company shall provide electrical service directly to the Premises or if submeters are otherwise available, Tenant shall obtain such service and/or submeters, at its cost and expense.

Section 13.2 -    Central and Premises Ventilating and Air-Conditioning Systems.
                  --------------------------------------------------------------

         Per Exhibit "C", Landlord will perform the roof penetrations for installation of Tenant's roof-top equipment and facilities for heating, ventilating and air conditioning the Premises ("Premises HVAC System"). Landlord will also, per Exhibit "C", install vertical shafts from the first floor to the roof for Tenant's air systems. Tenant shall be responsible, at its sole cost and expense, for installing all other components, controls and equipment of Tenant's Premises HVAC System initially and during the Term of this Lease and all of the foregoing shall belong to Landlord at the expiration or earlier termination of the Term of this Lease. Tenant, at Tenant's sole cost and expense, shall maintain, including replacements, if necessary, the complete Premises HVAC System in good order, condition and repair.

Section 13.3 - Discontinuance of Service.
               --------------------------

         Landlord reserves the right with thirty (30) days prior written notice to Tenant to cut off and discontinue water, electricity, air conditioning, heating, ventilating, and any or all other service without liability to Tenant, whenever and during any period in which bills for the same remain unpaid by Tenant. Any such action by Landlord shall not be construed by Tenant or any other party interpreting this Lease as an eviction or disturbance of possession of Tenant or an election by Landlord to terminate this Lease on account of such nonpayment. If such service is discontinued or disconnected by Landlord pursuant to this Section, any reconnection of such service shall be at Tenant's sole cost and expense.

Section 13.4 - Interruption of Service.
               ------------------------

         Landlord shall not be liable to Tenant in damages or otherwise if any one or more of said utility services or obligations hereunder is interrupted or terminated because of necessary repairs, installations, construction and expansion, non-payment of utility charges due from Tenant, or by reason of governmental regulation, statute, ordinance, restriction or decree, or any other cause beyond Landlord's reasonable control. No such interruption or termination of utility service shall relieve Tenant from any of its obligations under this Lease.

Section 13.5 - Premises Sprinkler System.
               --------------------------

         Landlord shall provide and install or has provided and installed within the Premises a sprinkler system tap. Tenant is responsible for all costs associated with the installation, maintenance and operation of the sprinkler system serving the Premises.

Section 13.6 - Alternate Service.
               ------------------

         Landlord, at any time, may elect to discontinue the furnishing of any and all of the utilities or services provided to the Premises, excepting only the ventilating and air-conditioning provided by Landlord pursuant to this Lease. In such event: (a) Landlord agrees to permit Tenant to receive any of such discontinued utilities directly from the entity supplying same and to permit the existing equivalent and installations and other facilities serving the Premises to be used by Tenant for such purpose to the extent they are available, suitable and safely capable; (b) Landlord agrees, at its sole cost and expense, to install and to pay for any additional necessary equipment including, without limitation, rewiring; (c) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, nor shall it otherwise entitle Tenant to any abatement or diminution of Rents, nor shall it relieve Tenant from any of its other obligations under this lease or, except as provided above, impose any liability upon Landlord or Landlord's agents.


                                   ARTICLE XIV
                                   -----------

                                      SIGNS
                                      -----

Section 14.1 - Tenant's Obligation.
               --------------------

         Tenant shall only erect such signs that have been approved by Landlord in accordance with Exhibit "BC1.0" and requirements of all governmental authorities, and said signs shall be maintained in good condition by Tenant. Tenant shall obtain all permits and licenses for its sign(s). Tenant shall not exhibit or affix any other type of sign, decal, advertisement, notice or other writing, awning, antenna or other projection to the roof or the outside walls or windows of the Premises or the building of which the Premises are a part, without Landlord's written approval. No movable displays or sales fixtures will be allowed in the Design Control Area (as defined in Exhibit "BC1.0") except behind the display windows or store closure.

Section 14.2 - Interior Signs and Advertising.
               -------------------------------

         Tenant further agrees that no advertising material of any kind except temporary price tags related to merchandise on display shall be placed within four (4) feet of any customer door or lease line of the Premises or on the surface of any display window or customer door. All window display advertising material and signs shall be in keeping in character and standards with the improvements within the Shopping Center as determined by Landlord and as more specifically described in Exhibit "BC1.0", and Landlord reserves the right to require Tenant to correct any nonconformity. Any such display and signs shall only be related to merchandising of goods from the Premises.


                                   ARTICLE XV
                                   ----------

                             REPAIRS AND ALTERATIONS
                             -----------------------

Section 15.1 - Repairs by Landlord.
               --------------------

         (a) Landlord shall keep the roof, structural portions, the exterior of the Premises, and Common Areas, in good and tenantable condition and repair during the Term, subject to Section 12.2, provided, however, if the need for such repair is attributable to or results from the operation or acts of Tenant or its agents, or is Tenant's responsibility, then in such case Tenant does hereby agree to and shall reimburse Landlord, on demand, for all costs and expenses incurred by Landlord with respect to such repairs, and such reimbursement obligations shall be considered additional rent.

         (b) As used in this Article the expression "structural portions" and "exterior of the Premises" shall not be deemed to include store front or store fronts, plate glass, window cases or window frames, doors or door frames, or alterations required to comply with any Regulations, including, but not limited to, the Americans with Disabilities Act ("ADA"). It is expressly understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, replacements or improvements to or upon the Premises resulting from compliance with the ADA or the mechanical equipment exclusively serving the Premises at any time.

         (c) Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of Landlord, unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence said repairs within a reasonable period of time following receipt of Tenant's written notification, and has not diligently pursued said repairs to completion.

Section 15.2 - Repairs by Tenant.
               ------------------

         (a) It shall be Tenant's sole responsibility, at its own expense, to keep and maintain its storefront and the interior of the Premises in good condition and repair. All repairs to the Premises or any installation, equipment or facilities therein or thereabout, other than those repairs required to be made by Landlord pursuant to Section 15.1, shall be made by Tenant. Said repairs shall include but not be limited to all necessary painting and decorating, the maintenance, repair and replacement of the electrical, plumbing and sewer systems, under the slab and elsewhere which exclusively serve the Premises, storefronts, window and other glass, entrance and service doors and window frames, and any other mechanical or operational installations, exclusively serving the Premises. All such repairs and replacements shall be in quality and class equal to the original work or item and shall be subject to Landlord's prior reasonable approval. Tenant shall maintain all grease traps and exhaust systems in clean condition throughout the Term of this Lease in accordance with Landlord's requirements therefor.

         (b) Notwithstanding anything contained herein, Tenant shall, at Tenant's sole cost, repair or replace all glass contained in the Premises, including but not limited to, glass in doors, storefronts and windows.

Section 15.3 - Alterations and Remodeling.
               ---------------------------

         (a) Tenant, at its own expense, shall have the right during the Term, to make such interior alterations, changes and improvements to the Premises as Tenant may deem necessary for its use and business, provided, however, that any remodeling of the interior or any alterations to the Premises, in excess of Two Thousand Five Hundred Dollars ($2,500.00), and any material or structural alterations to the Premises, or changes in the electrical, heating, ventilating or air conditioning systems thereof, shall not be made without Landlord's prior written consent. Landlord's approval of Tenant's alterations shall, however, create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency or compliance with the Requirements (defined below) of governmental agencies or authorities. All such alterations, changes and improvements, except trade fixtures, shall become the property of Landlord upon installation and shall remain upon and be surrendered with the Premises upon expiration or earlier termination of this Lease.

         (b) Tenant further agrees not to make any alterations, additions or changes to any storefront or exterior sign, the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of same if one is initially constructed unless and until the prior written consent of Landlord shall first have been obtained. In no event shall Tenant make or cause to be made any penetration through the roof or the floor slab of the Premises without the prior written consent of Landlord. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Section.

Section 15.4 - Renovation.
               -----------

         In the event that Landlord develops after eight (8) years from the date of this Lease, a comprehensive renovation plan for the Shopping Center which may include structural changes to conform to revised design criteria or to new additions to the Shopping Center, Tenant agrees, at its sole cost, to redesign and reconstruct its store front and signs to conform to Landlord's revised design criteria. Landlord shall provide Tenant with revised design criteria and Tenant shall commence its renovation within ninety (90) days of receipt of said criteria and shall thereafter diligently pursue its completion. Notwithstanding anything to the contrary contained in this Section 15.4, Landlord shall have the right to enforce this Section 15.4 only once during the Term of this Lease including any extensions or renewals thereof.

                                   ARTICLE XVI
                                   -----------

                                      LIENS
                                      -----

Section 16.1 - Indemnification by Tenant.
               --------------------------

         Tenant shall allow no liens to be filed against the Premises or the Shopping Center as a result of work performed at the request or on behalf of Tenant. Tenant shall indemnify and save harmless Landlord against all loss, liability, costs, attorney's fees, damages or interest charges as a result of any mechanic's lien or any other lien caused to be filed against the Shopping Center, the Premises or Tenant's leasehold estate therein as a result of acts or omissions of Tenant or its agents, contractors and employees, and Tenant shall, within thirty (30) days of the filing of any such lien and written notice given to Tenant, remove, pay or cancel said lien or secure the payment of any such lien or liens by bond or other security acceptable to Landlord.

Section 16.2 - Tenant's Right of Contest.
               --------------------------

         (a) Tenant shall have the right at all times and at its own expense to contest and defend on behalf of Tenant or Landlord any action involving the collection, validity or removal of such lien or liens, upon giving adequate security to Landlord for payment of such lien.


                                  ARTICLE XVII
                                  ------------

                             INDEMNITY AND INSURANCE
                             -----------------------

Section 17.1 - Mutual Indemnification.
               -----------------------

         (a) Tenant shall defend, indemnify and save Landlord harmless from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage arising from or out of all acts, failures, omissions or negligence of Tenant, its agents, employees or contractors which occur in the Premises, Common Areas or other parts of the Shopping Center, unless such legal action, damages, loss, liability or other expense (including reasonable attorney fees) results from any sole act, omission or neglect of Landlord, its respective agents, contractors, employees or persons claiming through it.

         (b) Landlord shall indemnify and save Tenant harmless from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage, arising from or out of all acts, failures, omissions or negligence of Landlord, its agents, employees or contractors which occur in the

Premises, Common Areas or other parts of the Shopping Center, unless such legal action, damages, loss, liability or other expense (including reasonable attorney fees) results from any sole act, omission or neglect of Tenant, its respective agents, contractors, employees or persons claiming through it.

Section 17.2 - Tenant's Insurance.
               -------------------

         Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, and during the Term of this Lease or any renewal thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, naming both Tenant and Landlord as insureds, in the amount specified and in the form hereinafter provided for with insurance companies authorized to do business in the state in which the Premises is located and rated A/VII or better in the most current edition of Best's Insurance Report:

         (a) PUBLIC LIABILITY INSURANCE. Tenant shall keep in full force and effect commercial general liability insurance, which shall include broad form property damage liability coverage, extended bodily injury coverage, advertising injury liability coverage, contractual liability coverage and independent contractors coverage, in an amount not less than $1,000,000, adjusted annually for inflation, written on a combined single limit per occurrence basis for property damage, personal injury and bodily injury or death of one or more persons.

         (b) BOILER AND MACHINERY INSURANCE. If applicable, Tenant shall maintain in full force and effect at all times during the Term of the Lease a policy(s) of boiler and machinery breakdown insurance covering all of its boilers, fired or unfired pressure vessels, heating, ventilating and air-conditioning units or any other mechanical equipment which may malfunction or cause damage to property or injury to persons that may be caused by or results from any equipment existing at the commencement date of this Lease or added to the Premises at a subsequent date, which equipment is used exclusively by Tenant, and if said coverage is not included within the policy(s) providing coverage for Tenant's alterations, improvements and betterments, pursuant to
Section 17.2(e), then said insurance shall be by separate policy in an amount not less than One Hundred Thousand and 00/100 Dollars ($100,000.00)

         (c) ENVIRONMENTAL IMPAIRMENT LIABILITY INSURANCE. If Tenant uses, stores, handles, processes or disposes of "Hazardous Materials" (as hereinafter defined) in the ordinary course of its business, then Tenant shall maintain in full force and effect throughout the Term of this Lease, Environmental Impairment Liability Insurance with limits of not less than $1,000,000, providing coverage for bodily injury, property damage or injury or damage of actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of Hazardous Materials, including any loss, cost or expense incurred as a result of any cleanup of Hazardous Materials or in the investigation, settlement or defense of any claim, suit, or proceedings against Landlord or its management company arising from Tenant's use, storage, handling, processing or disposal of Hazardous Materials. As used herein, the term "Hazardous Material" means: (i) asbestos and polychlorinated biphenyls; and (ii) hazardous or toxic materials, wastes and substances which are defined, determined or identified as such as of the date of this Lease pursuant to all (a) federal, state or local laws, rules or regulations; and (b) judicial or administrative interpretation thereof.

         (d) LIQUOR LIABILITY INSURANCE. If Tenant distributes, sells, serves or furnishes alcoholic beverages in the ordinary course of its business, then Tenant shall maintain and keep in full force and effect throughout the Term of this Lease, Liquor Liability Insurance in an amount not less than $1,000,000 written on a combined single limit per occurrence basis.

         (e) PERSONAL PROPERTY, ALTERATIONS, IMPROVEMENTS AND BETTERMENTS. Tenant shall at all times during the Term hereof maintain in full force and effect a policy(s) of all risk insurance including coverage for sprinkler damage, vandalism and malicious mischief, covering all of Tenant's Personal Property, including alterations, improvements and betterments to the Premises now existing or to be added, to the extent of their full replacement costs as updated from time to time during the Term of this Lease.

                  The proceeds of Tenant's policy(s) to the extent of the cost of any damage or loss to the Premises, shall be used for the repair and replacement of the property damaged or destroyed. In the event of Tenant's failure to commence, within thirty (30) days of availability of insurance proceeds, and to diligently proceed to reconstruct or repair its portion of the damaged or destroyed Premises to its former condition prior to said casualty, then Landlord shall have the right to make all necessary repairs and if the insurance proceeds described above are not sufficient to cover the repairs, Tenant shall be liable for all additional costs in excess of such available insurance proceeds. However, it is expressly understood and agreed that Landlord shall be under no obligation to insure, reinstall, repair or replace any such alterations, additions, improvements or betterments. This paragraph is only applicable if the Lease is not terminated pursuant to Article XXII hereof.

         (f) ADDITIONAL HAZARDS. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of all risk insurance coverage. Tenant agrees to pay any increase in premium for All Risk Coverage resulting from the keeping, use, sale or offering for sale of such prohibited articles that may be charged during the Term of this Lease for the amount of any insurance which may be carried by Landlord on the Premises. Said additional premiums shall be payable by Tenant to Landlord as additional rent, upon ten (10) days written notice to Tenant.

         (g) BLANKET POLICIES. Tenant may maintain any of its required insurance coverages under blanket policies of insurance covering said Premises and any other premises of Tenant, or companies affiliated with Tenant, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy.

         (h) POLICY(S) AND/OR CERTIFICATES OF INSURANCE. The above mentioned policy(s) or certificates of insurance are to be provided by Tenant to Landlord prior to occupancy and at least annually thereafter or as requested by Landlord. The coverage evidenced by the policy(s) or certificates of insurance will be with insurance company(s) acceptable to Landlord and will be for a period of not less than one (1) year, and will provide that Landlord be given written notice thirty (30) days prior to the expiration, material alteration, cancellation, non-renewal or replacement of the existing policy(s), with the further understanding that should Tenant fail to furnish said notice or policies as is provided in this Lease, and at the times herein provided, Landlord may obtain such insurance and the premiums on such insurance shall be paid by Tenant to Landlord upon demand, as additional rent.

         (i) NOTICE OF LOSS. Tenant shall notify Landlord forthwith in the event of any damage to persons or property occurring on the Premises from fire, any other casualty, or serious injury.

Section 17.3 - Landlord's Insurance.
               ---------------------

         Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, and during the Term of this Lease or any renewal thereof, Landlord will carry and maintain, with regard to the Shopping Center, the following types of insurance, in the amounts specified and in the form hereinafter provided for with insurance companies authorized to do business in the state in which the Premises is located and rated A/VII or better in the most current edition of Best's Insurance Report:

         (a) PUBLIC LIABILITY INSURANCE. Landlord shall keep and maintain in full force and effect commercial general liability insurance in an amount not less than $1,000,000, adjusted annually for inflation written on a combined single limit per occurrence basis for property damage and personal and bodily injury or death of one or more persons.

         (b) PROPERTY DAMAGE INSURANCE. Landlord shall, at all times, keep and maintain in full force and effect all risk policy(s) of insurance, including coverage for sprinkler damage, vandalism and malicious mischief, covering the roof, structural portions and perimeter walls of the Shopping Center and equipment (excluding Tenant's fixtures, merchandise, personal property, wall coverings, alterations, improvements, betterments and any other item included in Tenant's insurance) in an amount not less than full replacement cost (exclusive of the cost of excavations, foundations and footings) updated from time to time during the Term of this Lease or the amount of such insurance which Landlord's mortgage lender may require Landlord to maintain, whichever is the greater.

         (c) BLANKET POLICIES. Landlord may maintain any of its required insurance under blanket policies of insurance covering the Premises and any other premises of Landlord or companies affiliated with Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

Section 17.4 - Waiver of Subrogation.
               ----------------------

         Notwithstanding anything to the contrary contained elsewhere in this Lease, or prohibited by law, neither Landlord nor Tenant shall be liable to the other party or to any insurance company insuring the other party by way of subrogated rights or otherwise, for any loss or damage caused by fire or any other hazard or peril covered by fire and extended coverage or all risk insurance, to the extent such loss or damage is covered by insurance to any building structure or other tangible property, or any resulting loss of income, even though such loss or damage may have been occasioned by the negligence of such party, its agents or employees.

Section 17.5 - Landlord Not Responsible for Acts of Others.
               --------------------------------------------

         Landlord shall not be responsible or liable to Tenant, or those claiming by, through or under Tenant, for any loss or damage to their person or property resulting from the acts or omissions of persons occupying space adjoining or adjacent to the Premises or connected to the Premises or any other part of the Shopping Center caused by but not limited to events such as breaking or falling of electrical cables and wires, the breaking, bursting, stoppage or leaking of water gas, sewer or steam pipes.


                                  ARTICLE XVIII
                                  -------------

                          GENERAL RULES AND REGULATIONS
                          -----------------------------

Section 18.1 - Uniformity.
               -----------

         Landlord reserves the right, at any time and from time to time for the general welfare of the Shopping Center, the avoidance of nuisance and the maintenance of a good reputation, safety, order and cleanliness in the Premises and at the Shopping Center, to impose reasonable rules and regulations of generally uniform application governing the conduct of tenants and the use of the Common Areas in the Shopping Center. Tenant agrees to comply with such rules and regulations imposed by Landlord as if they had existed and been attached hereto at the time of execution of this Lease.

Section 18.2 - Rubbish.
               --------

         Tenant agrees to maintain the Premises, at its expense, free and clear of all rubbish, garbage or trash in the containers permitted and/or required by Landlord. Tenant, at its own expense, shall dispose of all said rubbish as directed by Landlord. In the event Tenant requires the services of a trash compactor, it agrees to arrange for and coordinate said services through Landlord's mall manager. If Tenant is required to use the Shopping Center's trash compactor service, the charge for such service shall be competitive with the prevailing market rate for such services.

Section 18.3 - Lighting.
               ---------

         Tenant agrees to keep the windows of the Premises properly displayed and the Premises signs and external lights, where specifically permitted, properly illuminated during the hours as established by the rules and regulations of Landlord for the Shopping Center.

Section 18.4 - Merchandise Display, Loading and Unloading.
               -------------------------------------------

Tenant agrees not to display merchandise outside the Premises, and to load, unload or deliver goods and merchandise only at such times and in such areas and through such entrances as shall be designated by Landlord.

Section 18.5 - Obstruction of Passageways.
               ---------------------------

         Tenant agrees not to obstruct the passageways, driveways, approachways, walks, roadways, exits and entries in, to, from and through the Common Areas and all other parts of the Shopping Center used in common with other tenants.


                                   ARTICLE XIX
                                   -----------

                     SUBORDINATION AND ATTORNMENT BY TENANT
                     --------------------------------------

Section 19.1 - Subordination of Lease.
               -----------------------

         This Lease and the estate of Tenant hereunder shall be and remain subject and subordinate to any ground lease, deed of trust, mortgage lien or charge or any reciprocal easement agreement or other operating agreement which now encumber or which at any time hereafter may encumber the Premises (such ground lease, deed of trust, mortgage lien or charge, or any reciprocal easement agreement or other operating agreement and any replacement, renewal, modification, consolidation or extension thereof being hereinafter referred to as an "Encumbrance"). Any Encumbrance shall be prior and paramount to this Lease and to the rights of Tenant hereunder and all persons claiming through and under Tenant, or otherwise, in the Premises. Tenant's acknowledgement and agreement of subordination provided for in this Section shall be self-operative and no further instrument of subordination shall be required. However, Tenant, on Tenant's behalf, and on behalf of all persons claiming through and under Tenant, covenants and agrees that, from time to time at the request of Landlord or the holder of any Encumbrance, Tenant will execute and deliver any necessary or proper instruments or certificates reasonably necessary to acknowledge or confirm the priority of the Encumbrance over this Lease and the subordination of this Lease thereto or to evidence Tenant's consent to any Encumbrance. Notwithstanding the foregoing, any holder of an Encumbrance may elect to the extent possible that this Lease shall have priority over such Encumbrance and, upon notification of such election by the holder of such Encumbrance, this Lease shall be deemed to have priority over such Encumbrance, whether this Lease is dated prior to or subsequent to the date of such Encumbrance. Notwithstanding anything to the contrary contained in this Section 19.1, no holder of any Encumbrance shall disturb Tenant's use and occupancy of the Premises so long as Tenant is not in default of any of its obligations hereunder beyond the expiration of any cure period after the giving of all required notices.

Section 19.2 - Attornment by Tenant.
               ---------------------

         Tenant agrees that if the holder of any Encumbrance or any person claiming under said Encumbrance shall succeed to the interest of Landlord in this Lease, Tenant shall recognize and attorn to said holder as Landlord under the terms of this Lease. Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect or notice of such attornment and failure of Tenant to execute any such document or instrument on demand shall constitute a default by Tenant under the terms of this Lease.

Section 19.3 - Landlord as Attorney-in-Fact for Tenant.
               ----------------------------------------

         If Tenant within ten (10) days after submission of such instrument fails to execute the same, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant.

                                   ARTICLE XX
                                   ----------

                               RIGHTS OF LANDLORD
                               ------------------

Section 20.1 - Landlord's Right to Repair.
               ---------------------------

         Landlord, or its authorized agents, after reasonable prior written notice to Tenant, may go upon and inspect the Premises or any portion of the Shopping Center and, if necessary shall, if Tenant has failed to commence such repairs within ten (10) days following written notice from Landlord, make those needed repairs which are Tenant's obligation to perform and which Tenant has failed to do. The costs of said work shall be paid by Tenant to Landlord within ten (10) days following receipt of Landlord's billing therefor, as additional rent under this Lease.

Section 20.2 - Landlord's Right to Affix Sign.
               -------------------------------

         Landlord has a right to install or place upon, or affix to the roof and exterior walls of the Premises equipment, non competitive signs, displays, antennas and any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the building or interfere with Tenant's occupancy.

Section 20.3 -    Landlord's Right to Make Payments on Behalf of Tenant.
                  ------------------------------------------------------

         Landlord has a right to make payments on behalf of Tenant where Tenant defaults in its payments or obligations under the terms of this Lease. Said payments by Landlord shall be due and payable from Tenant within ten (10) days following receipt of Landlord's billing therefor, as additional rent under this Lease.


                                   ARTICLE XXI
                                   -----------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

Section 21.1 - Landlord's Consent Required.
               ----------------------------

         (a) Landlord has entered into this Lease with Tenant in order to obtain the benefit for the Shopping Center of the unique attraction of the trade name set forth in Article I and of the unique merchandising mix and product line associated with the business operated by Tenant under such trade name. In entering into this Lease, Landlord has specifically relied on the identity and special skill of Tenant in its ability to conduct the business identified in
Article I. Accordingly Tenant shall not mortgage, pledge, encumber, franchise, assign or in any manner transfer this Lease, voluntarily or involuntarily, by operation of law or otherwise, nor sublet all or any part of the Premises for the conduct of any business by any third person or business entity, or for any purpose other than is herein authorized without Landlord's prior written consent which shall not be unreasonably withheld or delayed by Landlord.

         (b) Any consent by Landlord to any assignment or subletting, or other operation by a concessionaire, or licensee, shall not constitute a waiver of the necessity for such consent under any subsequent assignment or subletting or operation by a concessionaire or licensee.

         (c) Reference anywhere else in this Lease to an assignee or subtenant shall not be considered as a consent by Landlord to such assignment or subletting nor as a waiver against the same except as specifically permitted in this Section.

Section 21.2 - Insolvency Proceedings.
               -----------------------

         In the event an assignment of the Premises is caused by operation of law due to Tenant's voluntary or involuntary insolvency proceedings under the Bankruptcy Reform Act of 1978 as amended, said assignment shall be subject to any and all conditions contained in Section 365 of said Act or any other section pertaining to the termination, assumption, assignment and rejection of executory contracts for leases.

Section 21.3 - Return of Premises by Tenant.
               -----------------------------

         Simultaneously with any request by Tenant for consent as required in this Article XXI to assign this Lease or sublet any part or the whole of the Premises, Tenant shall, by written notice and without charge of any kind, offer the return of the Premises to Landlord herein. Landlord, within sixty (60) days of receipt of said written notice, shall have the option to accept the Premises without further liability upon Tenant as to the terms of this Lease or reject said offer and permit Tenant to assign or sublet the Premises subject to the conditions of this Section.

Section 21.4 - Transfer of Corporate Shares.
               -----------------------------

         (a) INTENTIONALLY OMITTED

         (b) Notwithstanding the foregoing provisions, Tenant shall have the right to assign or otherwise transfer this Lease or the entire Premises (but not part of the Premises), to its parent corporation or to a wholly owned subsidiary or to a corporation which is wholly owned by the same corporation which wholly owns Tenant, provided, however, that (i) Tenant shall also remain primarily liable for all obligations under this Lease, (ii) the transferee shall, prior to the effective date of the transfer, deliver to Landlord, instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form and substance acceptable to Landlord, (iii) Tenant shall not be in default under this Lease and (iv) Tenant's right to make such transfer is expressly conditioned on, and shall remain in effect only as long as the transferee maintains its relationship as parent corporation or wholly owned subsidiary of Tenant or wholly owned subsidiary of Tenant's parent corporation. Any transfer of other stock of such parent or subsidiary transferee shall be deemed a change in the control of Tenant and governed by the provisions of Section 21.4 (a) unless such parent corporation or subsidiary transferee is not a closely-held corporation.

Section 21.5 - Transfer of Other Business Interests.
               -------------------------------------

         INTENTIONALLY OMITTED

Section 21.6 - Acceptance of Rent by Landlord.
               -------------------------------

         If this Lease be assigned, or if the Premises, or any part thereof, be subleased or occupied by anybody other than Tenant with or without Landlord's consent, Landlord may collect from assignee, subtenant or occupant, any rent or other charges payable by Tenant under this Lease and apply the amount collected to the Rents herein reserved, but such collection by Landlord shall not be deemed a waiver of the provisions of this Lease, nor an acceptance of this assignee, subtenant or occupant, as a tenant of the Premises.

Section 21.7 - No Release of Tenant's Liability.
               ---------------------------------

         No assignment or subletting or any other transfer by Tenant, either with or without Landlord's consent, required or otherwise, during the Term of this Lease shall release Tenant from any liability under the terms of this Lease nor shall Tenant be relieved of the obligation of performing any of the terms, covenants and conditions of this Lease.

Section 21.8 - Fees.
               -----

         In each instance where Landlord's consent to an assignment or subletting is requested by Tenant, Tenant acknowledges and agrees that Landlord shall not be deemed to be acting unreasonably if Landlord, as one of its conditions to the granting of such consent, should require (i) a payment from Tenant in the amount of $2,000 to consider such request, and (ii) Tenant to pay the reasonable attorney's fees incurred by Landlord, its outside counsel, if any, and counsel for Landlord's lender if such lender's consent should be required, in the preparing, reviewing, negotiating and/or processing of documentation in connection with the requested assignment or subletting irrespective of whether or not consent is given to such assignment or subletting.

                                  ARTICLE XXII
                                  ------------

                              DAMAGE OR DESTRUCTION
                              ---------------------

Section 22.1 - Landlord's Obligation to Repair and Reconstruct.
               ------------------------------------------------

         (a) If the Premises shall be partially damaged by fire or other casualty insurable under standard extended coverage insurance but are not thereby rendered untenantable in any manner, Landlord shall cause the Premises to be repaired subject to Subsections (c) and (d) herein and the Fixed Minimum Rent and Additional Charges shall not be abated. If by reason of such occurrence the Premises shall be rendered untenantable only in part, Landlord shall cause the Premises to be repaired subject to Subsections (c) and (d) herein, and the Fixed Minimum Rent and Additional Charges shall be abated proportionately as to the portion of the Premises rendered untenantable until the earlier to occur of sixty (60) days after Landlord's restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

         (b) If the Premises shall be rendered wholly untenantable by reason of such occurrence and the remainder of the term of the Lease (hereinafter called the "residual term") is two (2) years or more, Landlord shall cause the Premises to be repaired in accordance with Subsection (c) herein (subject to reasonable delays occasioned by adjustment of losses with insurance carriers or for any cause beyond Landlord's control), and the Fixed Minimum Rent and Additional Charges shall be abated until the earlier to occur of sixty (60) days after Landlord's restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

         (c) If Landlord is required or elects to repair or reconstruct the Premises under the provisions of this Article XXII, its obligation shall be limited to those repairs to the Premises which were Landlord's obligation to perform for Tenant at the commencement date of this Lease. Tenant, at Tenant's expense, shall promptly perform all repairs and restoration not required to be done by Landlord and shall promptly refixture and reconstruct the Premises and recommence business in all parts thereof.

         (d) Tenant shall not be entitled to any compensation or damages, other than stated herein, from Landlord for the loss of the use of the whole or any part of the Premises or damage to Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

Section 22.2 - Option to Terminate.
               --------------------

         If the Premises are (1) rendered wholly untenantable, or damaged as a result of any cause which is not covered by

Landlord's insurance and Landlord elects not to restore the Premises; or (2) damaged or destroyed in whole or in part during the last two (2) years of the Term; or (3) if the Shopping Center is damaged to the extent of fifty percent (50%) or more of the gross leasable area thereof and Landlord elects not to restore the Premises, then in any of such events, Landlord or Tenant may elect to terminate this Lease by giving to the other notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the Lease shall terminate as of the date of such notice, and Fixed Minimum Rent and Additional Charges shall be adjusted as of the date of such termination.

         Tenant hereby waives any statutory rights of termination which may arise out of partial or total destruction of the Premises which Landlord is obligated to restore.

Section 22.3 - Demolition of Landlord's Building.
               ----------------------------------

         If the Shopping Center is so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish a portion of the said Shopping Center, including the Premises, for the purpose of reconstruction, Landlord may demolish the Premises, in which event Tenant's Fixed Minimum Rent and Additional Charges shall be abated until the earlier to occur of sixty (60) days after Landlord's restoration work has been substantially completed or the date the Premises so restored has reopened for business.

                                  ARTICLE XXIII
                                  -------------

                                  CONDEMNATION
                                  ------------

Section 23.1 - Effect of Taking.
               -----------------

         (a) In the event that the whole or any part of the Premises shall be taken for public or quasi-public use or condemnation under eminent domain, this Lease shall terminate as to the part so taken on the date possession is yielded to the condemning authority.

         (b) In the event that any portion of the Shopping Center or Common Areas is taken and such taking substantially impairs access to or the usefulness of the Premises for the purposes hereinbefore granted to Tenant, either party may terminate the Lease by written notice within thirty (30) days prior to the actual physical taking.

         (c) For the purposes of this Article, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

         (d) If this Lease has not been terminated as above provided following any of such actual takings, then Landlord shall, at its expense, make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining Premises a complete architectural unit and a proportionate allowance shall be made in the Fixed Minimum Rent and Additional Charges based on the proportion of the Premises remaining as compared to the original Premises.

Section 23.2 - Compensation and Awards.
               ------------------------

         All compensation awarded for any taking of the fee and the leasehold, or any part thereof, shall belong to and be the property of Landlord. Tenant hereby assigns to Landlord all right, title and interest of Tenant in and to any award made for leasehold damages and/or diminution in the value of Tenant's leasehold estate. Tenant shall have the right to claim such other compensation as may be separately awarded or allocated by reason, of the cost or loss suffered by Tenant provided that the award to Tenant does not reduce the amount otherwise payable to Landlord. Compensation as used in this Section shall mean any award given to Landlord for such taking in excess of, and free and clear of, all prior claims of the holders of any mortgages or other security interests.

Section 23.3 - Condemnation or Breach of Lease.
               --------------------------------

         Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment.

         Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.


                                  ARTICLE XXIV
                                  ------------

                                     DEFAULT
                                     -------

Section 24.1 - Events of Default.
               ------------------

         The following are "Event(s) of Default" under this Lease:

         (a) In the event Tenant shall be in default in the payment of any Rents (including without limitation, the payment of any other sums of money required to be paid by Tenant to Landlord under this Lease or as reimbursement to Landlord for sums paid by Landlord on behalf of Tenant in the performance of the covenants of this Lease), and said default is not cured within ten (10) days after receipt of written notice thereof from Landlord;

         (b) In the event Tenant shall be in default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in the above subsection (a) and if such default is not cured within twenty (20) days after written notice thereof given by Landlord, excepting such defaults that cannot be cured completely within such twenty (20) day period provided Tenant, within said twenty (20) day period, has promptly commenced to proceed (and thereafter continues) with diligence and in good faith to remedy such default;

         (c) In the event Tenant or any related or affiliated entity thereof, shall at any time during the Term be a party to a lease or leases with Landlord for other space(s) in the Shopping Center, then if there shall exist a default in either this Lease or said other lease(s) such default shall be deemed a default under all of said leases, pursuant to which default Landlord may take appropriate action hereunder;

         (d) Subject to Section 365 of the Bankruptcy Reform Act of 1978 as amended, in the event of the filing of a petition proposing the adjudication of Tenant or guarantor of Tenant's obligation hereunder as a bankrupt or insolvent or the reorganization of Tenant or any such guarantor or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding and such action is not dismissed within thirty (30) days after the date of its filing;

         (e) The sale of Tenant's interest in the Premises' under attachment, execution or similar legal process;

         (f) The making by Tenant or any such guarantor of an assignment for the benefit of creditors; and

         (g) If Tenant shall vacate or abandon the Premises or (subject to the provisions of Section 8.2 hereof) shall fail to operate its business on the days and hours required, or fails to continuously occupy and conduct Tenant's business in the Premises.

Section 24.2 - Remedies and Damages.
               ---------------------

         (a) If any Event of Default occurs, Landlord may, at its option and in addition to any and all other rights or remedies provided Landlord in this Lease and/or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as may be otherwise provided herein):

                  (i) without waiving the Event of Default, apply all or part of the security deposit, if any, to cure the Event of Default and Tenant shall on demand restore the security deposit to its original amount;

                  (ii) without waiving such Event of Default, apply thereto any overpayment of Rents to curing the Event of Default in lieu of refunding or crediting the same to Tenant;

                  (iii) if the Event of Default pertains to work or other obligations (other than the payment of Rents) to be performed by Tenant, without waiving such Event of Default, enter upon the Premises and perform such work or other obligation, or cause such work or other obligation to be performed, for the account of Tenant; and Tenant shall on demand pay to Landlord the cost of performing such work or other obligation plus fifteen percent (15%) thereof as administrative costs;

                  (iv) terminate this Lease (a) without notice, any notice to quit, or of Landlord's intention to re-enter being hereby expressly waived, if due to an Event of Default which arises as the result of the expiration of the applicable cure period, or (b) after the expiration of five (5) days from the date Landlord gives Tenant notice of its intention to terminate this Lease (without additional notice, any such notice to quit or of Landlord's intention to re-enter being hereby expressly waived), if such Event of Default does not contain a cure period, and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the Commonwealth of Virginia or by such other proceedings (including re-entry and possession) as may be applicable. If Landlord elects to terminate this Lease, the obligations herein contained on the part of Landlord to be performed shall cease without prejudice. Landlord shall not be liable in any way whatsoever in connection with any action it takes pursuant to the foregoing. Notwithstanding any such reentry, repossession, dispossession or removal, Tenant's liability under all provisions of this Lease, including without limitation the payment of all future Rents, shall survive and continue.

         (b) Should this Lease be terminated before the expiration of the Term by reason of an Event of Default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the Term, the Premises may be relet by Landlord, for such rental and upon such terms as Landlord, in its sole discretion deems reasonable, and, if the full Rents, and other charges provided for herein shall not be realized by Landlord, then, notwithstanding the termination of this Lease, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Rents, reasonable attorneys' fees, other collection costs, all court costs and all other expenses (including, without limitation, leasing commissions) of placing the Premises in first-class rentable condition. Tenant agrees that any reletting activities conducted by Landlord shall be conclusively deemed to be reasonable, and Tenant hereby agrees to and does hereby waive any defense of failure to mitigate or otherwise relating to mitigation of damages, in a dispute between the parties arising out of this Lease. Any damage or loss sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Term, in which event the cause of action shall not be deemed to have accrued until the date of expiration of the Term.

         (c) If Landlord terminates this Lease, Landlord shall have the right, at any time, at its option, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under Section 24.2(b), the following amounts: (i) the unamortized costs of any abatement or reduction of Fixed Minimum Rent, Additional Charges and other charges or concessions given by Landlord to or on behalf of Tenant (including without limitation the unamortized portion of leasing commissions), (ii) any cash payments, or allowances given to Tenant, and (iii) an amount equal to the difference between (x) the Fixed Minimum Rent and Percentage Rent, which would have been payable from the date of such payment to the date when this Lease would have expired, if it had not been terminated, and (y) the THEN PRESENT RENTAL value of the Premises (less the costs of leasing and rental concessions) for the same period, reduced to present value using an interest rate of six percent (6%). Upon payment of such liquidated and agreed final damages, Tenant shall be released from all further liability under this Lease with respect to the period after the date of such demand. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, shall be relet by Landlord for a term of one (1) year or more, the amount of the Fixed Minimum Rent and Percentage Rent reserved upon such reletting shall be deemed to be the fair rental value for the part of the Premises so relet during the term of such reletting.

         (d) In computing damages or rental due under this Lease, the value of the Percentage Rent for any period subsequent to the termination of this Lease, or the termination of Tenant's right of possession, shall be included and shall be an amount per year equal to one-third of the total Percentage Rent chargeable to Tenant for the last three (3) full Lease Years immediately preceding such termination, and if less than three (3) full years shall have elapsed, such value shall be an amount per year equal to the average yearly Percentage Rent theretofore payable by Tenant.

         (e) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law and/or in equity; all such rights and remedies shall be cumulative and not exclusive of each other; Landlord may exercise such rights and remedies at such times, in such manner, to such extent, and as often as Landlord deems advisable, without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another; a single or partial exercise of a right or remedy shall not preclude (i) a further exercise thereof, or (ii) the exercise of another right of or impair the same or constitute a waiver of, or acquiescence in, an Event of Default.

         (f) Notwithstanding anything to the contrary contained in this Lease, Landlord shall use reasonable efforts to mitigate its damages hereunder, provided, however, in no event shall Landlord be obligated to re-rent the Premises before it leases all other comparable space in the Premises.

Section 24.3 - Repeated Default.
               -----------------

         (a) Notwithstanding anything to the contrary set forth in this Lease, if Tenant shall be in default in the timely payment of any Rents due Landlord from Tenant or the payment of any other money due Landlord from Tenant under the terms of this Lease, or in the timely reporting of Gross Revenue as required by
Section 11.5 of this Lease and any such default shall be repeated two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such default shall have been cured within the period after notice, as provided in this Lease, any further similar default within said twelve (12) month period shall be deemed to be a "Repeated Event of Default".

         (b) In the event of a Repeated Event of Default, Landlord, without giving Tenant any notice and without affording Tenant an opportunity to cure the default may terminate this Lease forthwith without notice to Tenant, any such notice to quit or of Landlord's intention to re-enter being hereby expressly waived.

Section 24.4 - Waiver of Rights of Redemption.
               -------------------------------

         Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation, by Tenant, of any of the covenants or conditions of this Lease, or otherwise.

Section 24.5 - Limitation On Counterclaims.
               ----------------------------

         If Landlord commences any proceedings for non-payment of any portion of the Rents, Tenant will not interpose any counterclaim of any nature or description in such proceedings unless Tenant would lose or waive the counterclaim by failure to assert it. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay Rents hereunder are independent covenants, and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.


                                   ARTICLE XXV
                                   -----------

                                   COMPETITION
                                   -----------

Section 25.1 - Restriction on Tenant.
               ----------------------

         Tenant agrees that for as long as this Lease shall remain in effect, Tenant, and if Tenant is a corporation or partnership, its partners, officers, directors, shareholders or any affiliates, shall not directly or indirectly operate, manage, or have any interest in any business (unless such business is already in operation on the date of this Lease) which is similar or in competition with the use set forth in Section 1.0(t) ("Competing Store"), within a radius of one (1) mile from the perimeter of the Shopping Center ("Restricted Area"). Notwithstanding anything to the contrary contained in this Section 25.1, the Restricted Area shall not include any area within the District of Columbia. However, the Restricted Area shall specifically include the Pentagon City Mall as the same may from time to time exist.

Section 25.2 - Imposition of Damages.
               ----------------------

         In the event that Tenant shall violate this covenant, Landlord may, at its option, without limiting Landlord's remedies, effective as of the date such Competing Store opens for business within the Restricted Area, pursue any and/or all of the following remedies:

                  (i) include seventy-five percent (75%) of the Gross Revenue of the Competing Store(s) in the Gross Revenue generated from the Premises for the purpose of computing Percentage Rent due hereunder; or (ii) increase Tenant's Fixed Minimum Rent to the average of the annual "effective" (aggregate of Fixed Minimum Rent and Percentage Rent) rent paid by Tenant to Landlord during the immediately preceding two (2) Lease Years; or (iii) increase Tenant's Fixed Minimum Rent then in effect as well as any future increases in Fixed Minimum Rent by fifty percent (50%).

Section 25.3 - Tenant's Exclusive.
               -------------------

         At the insistence of Tenant and as an inducement for Tenant to enter into this Lease, Landlord agrees that it shall not hereafter lease any space in the Shopping Center (exclusive of any space occupied by a Major Tenant) for the operation of a high-end Italian restaurant. Tenant hereby agrees that a Lease of space, inter alia, for an Italian sandwich shop, Italian pizza restaurant, or fast-food Italian food operation shall not violate the provisions of this
Section 25.3. In addition, Landlord
agrees that it shall not modify any existing "use" provision in any existing lease to permit the operation of a high-end Italian restaurant in the Shopping Center.


                                  ARTICLE XXVI
                                  ------------

                                     NOTICES
                                     -------

Section 26.1 - Notices to Tenant and Landlord.
               -------------------------------

         Any notice or consent required to be given by or on behalf of either party upon the other shall be in writing and shall be given by mailing such notice or consent by registered or certified mail, return receipt requested, addressed to Landlord at 10800 Brookpark Road, Cleveland, Ohio, 44130, with a copy also sent to Landlord to the attention of the General Manager, Ballston Common Mall, Suite 106, 4238 Wilson Boulevard, Arlington, Virginia 22203, and to Tenant at the address shown on Page 1 of this Lease, and either party may by notice similarly given designate a substitute address at any later time hereafter. Any such notice shall be deemed given and received when mailed as in this Section provided, or delivered personally to the parties hereto or to their authorized agents and/or an officer thereof. Rejection, refusal, failure to accept or the inability to deliver any notice sent hereunder shall be deemed to be receipt of the notice, demand or request sent.

Section 26.2 - Notices to Mortgagee.
               ---------------------

         Tenant shall give Landlord's first mortgagee, namely: Wells Fargo Realty Advisors Funding, Incorporated, Three First National Plaza, Suite 460, 70 West Madison Street, Chicago, IL 60602 ("Mortgagee") written notice of any alleged default which could give rise to Tenant's termination of the Lease or expenditure of money on behalf of Landlord. Such Mortgagee shall also be given an appropriate time to cure such default including the opportunity to obtain possession of Landlord's interest, if necessary, to cure the default. Landlord shall notify Tenant in writing of any change in the Mortgagee for the Shopping Center.

                                  ARTICLE XXVII
                                  -------------

                                  MISCELLANEOUS
                                  -------------

Section 27.1 - Accord and Satisfaction.
               ------------------------

         No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rents herein stipulated shall be deemed to be other than on account of the earliest stipulated Rents, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rents be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rents or pursue any other remedy provided for in this Lease or available at law or in equity.

Section 27.2 - Complete Agreement.
               -------------------

         The parties hereto acknowledge that all of the terms and covenants contained herein were reviewed by both parties and/or their counsel hereto and all negotiations, consideration, representations, inducements and understandings between the parties are incorporated herein, and may be modified or altered only by agreement, in writing, between the parties. This Lease contains the entire agreement between the parties hereto, and no agent, representative, employee or officer of Landlord has or had authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No present or past dealings or custom between the parties shall be permitted to contradict or modify the terms hereof. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto. Unless otherwise expressly set forth in writing herein, and without limiting the foregoing, Tenant acknowledges that there are no agreements, promises, representations, warranties or covenants by Landlord or its agents or employees as to the following types of matters, including, without limitation:
(i) exclusive rights to sell goods and/or services; (ii) limitations on or restrictions against competing businesses in the Shopping Center; (iii) the future opening of other stores or businesses, including, but not limited to, Major Tenant department stores, not currently in the Shopping Center; (iv) expected per square foot or total sales from the Premises; (v) type or quality of existing or prospective tenants located or to be located in the Shopping Center; (vi) work to be performed by Landlord in improving Tenant's Premises;
(vii) contribution by Landlord towards Tenant's leasehold improvement costs;
(viii) that Tenant's annual share of CAM Costs or real estate taxes will not exceed a certain amount per square foot of Premises GLA during the Term hereof; or (ix) promotion and/or advertising of Tenant's business and/or products or services.

Section 27.3 - Consents.
               ---------

         In the event that in this Lease it is provided that the exercise of any right by Tenant or the performance of any obligation of Tenant shall be subject to the consent or approval of Landlord and that the consent or approval of Landlord shall not be unreasonably withheld, then in any case in which Landlord shall withhold its consent or approval such determination by Landlord shall be conclusive upon Tenant, unless within forty-five (45) days after notice from Landlord of its determination Tenant shall elect to have the matter submitted for determination by arbitration in accordance with the then effective commercial rules of the American Arbitration Association, which submission to arbitration shall be the sole and exclusive remedy of Tenant for any such withholding of consent or approval by Landlord. In the event that any matter shall be submitted to arbitration by Tenant pursuant to the provisions of this Section 27.3, the sole issue for arbitration shall be the determination as to whether the withholding of consent or approval by Landlord shall have been reasonable or unreasonable, and in the event that a determination shall be made that the withholding of consent or approval by Landlord was unreasonable, then the decision shall annul such withholding of consent or approval, such annulment being the sole and exclusive remedy of Tenant, it being the intention of the parties hereto (as to which they are conclusively bound) that in no event shall any such withholding of consent or approval by Landlord, or any decision in arbitration with respect thereto (a) impose any financial liability upon or result in any damages being recoverable from Landlord, (b) create any right cognizable or remedy enforceable in favor of Tenant and against Landlord at law or in equity or under any special statutory proceeding or at all (except by arbitration as provided above), and/or (c) provide any basis for the abatement of Rents.

Section 27.4 - Compliance with Governmental Authorities.
               -----------------------------------------

         Tenant, at its own expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements ("Requirements") of federal, state, county and municipal authorities now in force or which hereafter may be in force, which shall impose any duty upon Landlord or Tenant with respect to the initial improvement, use, occupation or alteration of the Premises by Tenant, including, but not limited to, Requirements of the Americans With Disabilities Act which may be applicable thereto. Tenant agrees to indemnify and save Landlord harmless from and against any penalty, damage or charge imposed for any violation by Tenant, its assignees, subtenants, licensees, agents and employees of any said Requirements.

Section 27.5 - Brokerage.
               ----------

         Tenant warrants that it has had no dealings with any broker or agent in connection with the Lease, or in the event Tenant has had such dealings, Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or negotiation hereof (including, without limitation, the cost of legal fees in connection therewith).

Section 27.6 - Effective Date of Lease.
               ------------------------

         Submission of this Lease by Landlord for examination or execution by Tenant does not constitute a reservation of nor option for Lease, and this instrument shall not become effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. This Lease shall only become effective and binding upon the parties in establishing the relationship of Landlord and Tenant as of the date first written above, but not earlier than the date Landlord executes this Lease.

Section 27.7 - Estoppel Certificates.
               ----------------------

         Tenant agrees at any time, upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there has been modifications, that the same is in full force as modified and stating the modifications), the dates to which the Rents have been paid in pursuance to this Lease, and such other certifications concerning the Lease as may be reasonably required by Landlord, its successors or assigns, or Landlord's mortgagee(s). Tenant further agrees that said statement may be relied upon by any mortgagee or prospective purchaser of the fee or assignee of any mortgage on the fee of the Premises.

Section 27.8 - Force Majeure.
               --------------

         Landlord and/or Tenant shall be excused for the period of delay in the performance of any of their respective obligations hereunder, except their respective obligation to pay any sums of money due under the terms of this Lease, and shall not be considered in default, when prevented from so performing by cause or causes beyond Landlord's or Tenant's control, including, but not limited to, all labor disputes, civil commotion, war, fire or other casualty, governmental regulations, statutes, ordinances, restrictions or decrees, or through acts of God. Notwithstanding anything to the contrary contained in this
Section 27.8, in the event any work performed by Tenant or Tenant's contractors results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse the performance by Tenant as provided for herein.

Section 27.9 - Interpretation.
               ---------------

         The laws of the Commonwealth of Virginia shall govern the validity, performance and enforcement of this Lease. If any part of this Lease shall be adjudged by any court of competent jurisdiction to be invalid, such judgment shall not be deemed to affect or impair any other provisions.

Section 27.10 - Memorandum of Lease.
                --------------------

         This Lease shall not be recorded, but either party may record a Memorandum of Lease describing the Premises herein demised, giving the Term of this Lease and renewal rights, if any, and referring to this Lease. The party requesting that the

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



Memorandum of Lease be recorded shall prepare and pay all costs of preparation and recording of the Memorandum of Lease and the other party agrees to execute at any and all times such instruments as may be reasonably required for such recording. Tenant shall execute such documents as Landlord may require, in recordable form, upon the expiration or earlier termination of the Term in order to remove the Memorandum of Lease from record.

Section 27.11 - Quiet Enjoyment.
                ----------------

         Subject to the terms and conditions of this Lease and to any Encumbrances to which this Lease is subordinate pursuant to Section 19.1 herein, Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have the peaceful and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any person or persons lawfully claiming the Premises, save and except in the event of the taking of the Premises by public or quasi-public authority as hereinbefore provided.

Section 27.12 - Rent Demand.
                ------------

         Every demand for Rents due wherever and whenever made shall have the same effect as if made at the time it falls due and at the place of payment, and after the service of any notice or commencement of any suit, or final judgment therein, Landlord may receive and collect any Rents due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

Section 27.13 - Section Headings.
                -----------------

         The section headings and title headings contained herein are for convenience only and do not define, limit, construe or amplify the contents of such Sections.

Section 27.14 - Successors and Assigns.
                -----------------------

         The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Section 27.15 - Waiver by Landlord.
                -------------------

         (a) Landlord shall have the right at all times to enforce the covenants, conditions and legal rights and remedies of this Lease in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times. No failure by Landlord to insist upon the strict performance of any term or condition of this Lease or to exercise any right or remedy available, legal or equitable, for a breach thereof, and no acceptance of full or partial Rents during the continuance of any such breach shall constitute a waiver of any such breach or any such term, condition or right.

         (b) No term or condition of this Lease required to be performed by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord.

         (c) A waiver by Landlord in respect to any tenant of the Shopping Center in which the Premises are located shall not constitute a waiver in favor of any other tenant, nor shall the waiver of the breach of any condition be claimed if pleaded to excuse a future breach of the same condition or covenant or any other condition, covenant, provision, rule and regulation of this Lease.

Section 27.16 - Exculpation.
                ------------

         If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Landlord in the Shopping Center and out of rents or other income from the Shopping Center receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center. Neither Landlord nor any of the partners, beneficiaries, officers, directors, venturers, shareholders or affiliated entities of Landlord shall be personally liable for any deficiency.

Section 27.17 - Transfer of Landlord's Interest.
                --------------------------------

         Landlord shall be liable under this Lease only while owner of the Premises. If Landlord should sell or otherwise transfer Landlord's interest in the Premises, then such purchaser/transferee shall be responsible for all of the covenants and undertakings thereafter accruing of Landlord. Tenant agrees that Landlord shall, after such sale or transfer of Landlord's interest, have no liability to Tenant under this Lease or any modification or amendment thereof, or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord's interest to such purchaser/transferee.

Section 27.18 - Litigation.
                -----------

         (a) Any claim, demand, right or defense of any kind by Tenant which is based upon or arises in connection with this Lease or the negotiations prior to the execution, shall be barred unless Tenant commences an action thereon or interposes a defense by reason thereof within six (6) months after the date of the occurrence of the event or of the action upon which the claim, demand or right or defense relates, whichever applies.

         (b) To the extent permitted by applicable law Landlord and Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against each other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

         (c) If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of: (i) any Requirements against such other party; or (ii) any of the rights or remedies of such party hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys, fees incurred by such party in such litigation.

         (d) Any litigation commenced by either Landlord or Tenant against the other with respect to any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use and occupancy of the Premises shall be brought only in the courts of the State of Virginia and the parties hereby consent to the jurisdiction of those courts over them.

Section 27.19 - Partial Invalidity.
                -------------------

         If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.

Section 27.20 - Financing Contingency.
                ----------------------

         Landlord and Tenant mutually acknowledge and agree that as of the date this Lease is fully executed, Landlord's construction and/or permanent financing to construct and develop the portion of the Shopping Center in which the Premises is located ("New Construction") may not yet be finalized. The parties further acknowledge and agree that under current market conditions for obtaining construction financing, it is necessary to "pre-lease" the New Construction by obtaining signed leases as a condition precedent to the financing of the New Construction. Accordingly, the parties hereto agree that if Landlord has not closed the loan to finance the construction and development of the New Construction, upon terms and conditions satisfactory to Landlord in the exercise of its sole and unfettered discretion, by December 31, 1997, Landlord agrees to so notify Tenant in writing in which event Landlord shall have the right to cancel this Lease without liability to Tenant for past, present or future expenses, claims, losses or profits in connection therewith. Such notice of cancellation shall be effective thirty (30) days following the date Landlord gives Tenant notice thereof.


         IN WITNESS WHEREOF, the parties hereto have executed these presents, the day and year first written above.


                                    LANDLORD:
                                    ---------

                                    BALLSTON COMMON ASSOCIATES, a
                                    Delaware limited partnership

                                    By:      BALLSTON DEVELOPMENT
                                    CORPORATION, General Partner

                                    By:
-----------------------                 ---------------------------------------
                                       David J. LaRue, Vice President
-----------------------

                                     TENANT:
                                     -------

                                    CIAO CUCINA CORPORATION

                                    By:
-----------------------                 ---------------------------------------
                                    And:
-----------------------                 ---------------------------------------

STATE OF OHIO                       )
                                    )       SS:
COUNTY OF CUYAHOGA                  )


         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named BALLSTON COMMON ASSOCIATES, L.P., a Delaware limited partnership, by Ballston Development Corporation, General Partner, by David J. LaRue, its Vice President, who acknowledged he they did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at ______________________, _________________, this _____ day of ____________, 1997.



                                            -----------------------------------
                                            Notary Public



STATE OF                     )
         ---------------     )        SS:
COUNTY OF                    )
          --------------

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named CIAO CUCINA CORPORATION, by ______________________, its ______________________, and ___________________, its ______________________, who
acknowledged that they did sign the foregoing instrument and that the same is their free act and deed and the free act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _________________, _________________, this _____ day of _____________, 1997.



                                            ---------------------------------
                                            Notary Public




This Instrument Prepared By:
Harvey J. Levitt, Esq.
10800 Brookpark Road
Cleveland, Ohio 44130-1199
216-267-1200